UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)
Filed by the Registrant ☑

Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
TEAM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules14a-16(i)(1) and 0-11.

13131 Dairy Ashford
Sugar Land, Texas 77478
(281) 331-6154
Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

April 5, 2023
To Our Shareholders:

On behalf of our Board of Directors, it is my pleasure to invite you to attend the 2023 Annual Meeting of Shareholders of Team, Inc. (the “Annual Meeting”) which will be held on Thursday, May 11, 2023, at 3:00 p.m., Central Time at our headquarters located at 13131 Dairy Ashford, Sugar Land, Texas 77478.

In addition to the Proxy Statement, you should have also received a copy of our Annual Report on Form 10-K for the year ended December 31, 2022. We encourage you to read the Annual Report on Form 10-K. It includes information about our operations as well as our audited, consolidated financial statements. If you did not receive a copy of our Annual Report on Form 10-K, it, along with this Proxy Statement, are available on our website at www.teaminc.com/proxy2023, under our “Investors” page.

Please use this opportunity to take part in the affairs of our company by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please sign, date and return the accompanying proxy card in the postage-paid envelope provided or vote electronically via the Internet or by telephone. See “About the Annual Meeting—How do I vote by proxy?” in the Proxy Statement for more details. Instructions for each type of voting are included with the instructions on your proxy card and the Notice of Internet Availability of Proxy Materials. Returning the proxy card or voting instruction form or submitting your proxy or voting instruction electronically does not deprive you of your right to attend the Annual Meeting and to vote your shares in person during the Annual Meeting. However, if your shares are held through a broker or other nominee, you must obtain a legal proxy from the record holder of your shares in order to vote at the Annual Meeting.
Thank you for your interest in our Company.

Sincerely,

Keith Tucker
Chief Executive Officer

TEAM, INC.
13131 Dairy Ashford
Sugar Land, Texas 77478

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	3:00 p.m. Central Time on Thursday, May 11, 2023

Location:	13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478

Items of Business:	•	Proposal One—Election of directors;

	•	Proposal Two—Advisory vote on Named Executive Officer compensation;

	•	Proposal Three—Advisory vote on say-on-pay frequency;

	•	Proposal Four—Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2023; and

	•	Such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

Documents:
Under U.S. Securities and Exchange Commission rules, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Proxy Statement, a proxy card, and our 2022 Annual Report on Form 10-K for the year ended December 31, 2022 and by notifying you of the availability of our proxy materials on the internet. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022 are available at www.teaminc.com/proxy/2023, under our Investors page.

Record Date:
The shareholders of record of our Common Stock as of the close of business on March 24, 2023, will be entitled to vote at the Annual Meeting, or any adjournment thereof. A complete list of shareholders of record of our Common Stock entitled to vote at the Annual Meeting will be maintained in our principal executive offices at 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478 for ten days prior to the Annual Meeting and will also be available during the Annual Meeting at www.teaminc.com/proxy2023.

Proxy Voting:
To ensure your shares are voted, you may vote your shares by completing, signing and returning the accompanying proxy card by mail or over the Internet or by telephone, both of which are described on your enclosed proxy card. The voting procedures are described on page 1 in “General - About the Annual Meeting” of this Proxy Statement and on the proxy card.

Proxy Distribution:	We are mailing a full set of our printed proxy materials to shareholders on or about April 5, 2023.

IMPORTANT - NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING. This Proxy Statement and our Annual Report on Form 10-K are available to our shareholders free of charge at www.teaminc.com/proxy2023.

Page
General	1
About the Annual Meeting	1
Proposal One—Election of directors	5
Proposal Two— Advisory vote on Named Executive Officer Compensation	7
Proposal— Three Advisory vote on say-on-pay frequency compensation	8
Proposal Four- Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting for the year ending December 31, 2023	9
Corporate Governance	10
The Board of Directors and Its Committees	16
Compensation of Directors	22
Executive Officers	23
Executive Compensation	24
Summary Compensation Table	28
Outstanding Equity Awards at 2022 Year-End	36
Pay Versus Performance	39
Equity Compensation Plan Information	41
Senior Management Compensation and Benefit Continuation Policy	41
Holdings of Major Shareholders, Officers and Directors	42
Delinquent Section 16(A) Reports	44
Transactions with Related Persons	44
Audit Committee Report	45
Information on Independent Public Accountants	46
Annual Report on Form 10-K	46
Delivery of Proxy Materials to Shareholders Sharing an Address	46
Shareholder Proposals for Next Year’s Annual Meeting	47
Where You Can Find More Information	47
Other Business	48
Appendix A: Reconciliation of Non-GAAP Financial Measures	A-1

TEAM, INC.
13131 Dairy Ashford
Sugar Land, Texas 77478
__________________________

PROXY STATEMENT
GENERAL

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors of Team, Inc. for use at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 11, 2023 at 3:00 p.m. Central Time. This Proxy Statement, the accompanying proxy card and the 2022 Annual Report on Form 10-K for the year ended December 31, 2022 (“Annual Report”) were first mailed to our shareholders on or about April 5, 2023. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it carefully.

In accordance with rules promulgated by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Proxy Statement, a proxy card and our Annual Report and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our Annual Report are available at www.teaminc.com/proxy2023, under the “Investors” page. Our Annual Report does not form a part of the material for the solicitation of proxies.

Unless otherwise indicated, the terms “Team, Inc.,” “Team,” “the Company,” “we,” “our” and “us” are used in these proxy materials to refer to Team, Inc. We are incorporated in the state of Delaware and our company website can be found at www.teaminc.com. Our stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “TISI.”

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of Team, Inc. (the “Board”) is soliciting your vote in connection with our Annual Meeting.

What is the purpose of the Annual Meeting?

The meeting will be our regular Annual Meeting of Shareholders. You will be voting on the following matters at our Annual Meeting:
1.Proposal One—Election of directors;

2.Proposal Two—Advisory vote on Named Executive Officer compensation;

3.Proposal Three—Advisory vote on say on pay frequency;

4.Proposal Four—Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

5.Such other business as may properly come before the Annual Meeting, or any adjournment or postponement of the meeting.

How does the Board of Directors recommend I vote?
The Board recommends that you vote your shares as follows:
Proposal One—“FOR” the election of Anthony R. Horton and Evan S. Lederman as Class I directors;

Proposal Two—“FOR” the approval, on an advisory basis, of Team, Inc.’s compensation of its Named Executive Officers as disclosed in this Proxy Statement;

Proposal Three—“FOR” “1 YEAR,” on an advisory basis, as the frequency with which Team should hold a shareholder advisory vote to approve the compensation of its Named Executive Officers; and

Proposal Four—“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
Who is entitled to vote at the Annual Meeting?
The Board has set March 24, 2023 as the record date for the Annual Meeting (the “Record Date”). All shareholders who owned our Common Stock at the close of business on the Record Date may attend and vote at the Annual Meeting. See “How do I vote by proxy?” below for other ways you can vote if you do not plan on attending the Annual Meeting in person.
How many votes can be cast by all shareholders?
Each share of Common Stock is entitled to one vote on all matters before the Annual Meeting. There is no cumulative voting. There were 4,357,401 shares of Common Stock outstanding and entitled to vote at the close of business on the Record Date. There is no shareholder statutory right of appraisal or dissent with respect to any matters to be voted on at the Annual Meeting.

How many votes must be present to hold the Annual Meeting?
A majority of the outstanding shares of Common Stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and to conduct business. This is called a “quorum.” If a quorum is not present at the scheduled time of the annual meeting, the chairperson of the meeting is authorized by our by-laws to adjourn the meeting without the vote of shareholders. Your shares are counted as present at the Annual Meeting if you are present at the Annual Meeting and vote in person via the Internet, a proxy card has been properly submitted by you or on your behalf, or you have voted on the Internet or by telephone. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A “broker non-vote” is a share of Common Stock that is beneficially owned by a person or entity and held by a broker or other nominee, but for which the broker or other nominee (i) lacks the discretionary authority to vote on certain matters and (ii) has not received voting instructions from the beneficial owner in respect of these specific matters.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How many votes are required to approve each proposal in this Proxy Statement?

Election of Directors. Directors are elected by a majority of the votes cast with respect to such director in uncontested elections, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee’s election. Abstentions and broker non-votes are not counted as votes cast FOR the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee, in an uncontested election like this one, is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at this meeting. The Board will decide whether to accept the director’s resignation in accordance with the procedures listed in the Company’s Corporate Governance Principles, which are available on our website at www.teaminc.com.

Advisory Vote on Named Executive Officers Compensation. To be approved, this Proposal requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy. Broker non-votes are not counted as votes cast FOR this Proposal and, therefore, will have no effect on the outcome of such vote; however, for shareholders who attend the Annual Meeting, abstentions will have the effect of a vote AGAINST this Proposal. Although a vote on this Proposal is advisory and not binding on the Board or the Company, our Compensation Committee will take into account the outcome of this vote in evaluating the compensation program for our Named Executive Officers (as defined below).

Advisory Vote on Say-on-Pay Frequency. The option of every “1 Year,” “2 Years,” or “3 Years” that receives the highest number (plurality) of votes cast by the shares of Common Stock represented at the Annual Meeting, in person or by proxy, will be deemed to have received the advisory approval of the shareholders. Abstentions and broker non-votes are not counted as votes cast FOR this Proposal and, therefore, will have no effect on the outcome of such vote. Although a vote on this Proposal is advisory and not binding on the Board or the Company, our Board will take into account the outcome of this vote in making a determination on the frequency with which advisory “say-on-pay” votes on Named Executive Officer compensation will be included in our annual proxy statement.

Ratification of Appointment of KPMG LLP. To be approved, this Proposal requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy. Broker non-votes are not counted as votes cast FOR this Proposal and, therefore, will have no effect on the outcome of such vote; however, for shareholders who attend the Annual Meeting, abstentions will have the effect of a vote AGAINST this Proposal.

Other Matters. An affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, is generally required for action of any other matters that may properly come before the Annual Meeting.

How do I vote by proxy without attending the Annual Meeting?

You may vote your shares in person during the Annual Meeting or you may vote your shares before the Annual Meeting via the Internet, by telephone, or by mail. If you vote by the Internet, by telephone or plan to vote in person, you do not need to mail in a proxy card or voting instructions.

It is important that your shares be represented and voted at the Annual Meeting of Shareholders. You can vote your shares in one of four ways:

By Internet - Visit www.teaminc.com/proxy2023 before the Annual Meeting. You will need the control number in your notice, proxy card of voting instruction form.

By Telephone - Dial toll-free 1-866-641-4276 or the telephone number on your voting instruction form. You will need the control number in your proxy card or voting instruction form.

By Mail - Complete, sign and return the proxy card or voting instruction form using the enclosed postage-paid envelope.

Shares Registered in Street Name: If you hold your shares of Common Stock in street name, which means your shares are held of record by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares without attending the Annual Meeting. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this Proxy Statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the enclosed postage-paid envelope.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by completing and returning the proxy card or voting instruction form as promptly as possible, or by voting by telephone or via the Internet, prior to the Annual Meeting to ensure that your shares will be represented at the Annual Meeting if you are unable to attend. If your shares are held in “street name” with a broker or similar party, you have a right to direct that broker or similar party on how to vote the shares held in your account. You will need to contact your broker to determine whether you will be able to vote using one of these alternative methods.

How will my shares be voted on the proposals at the Annual Meeting?

The shares of Common Stock represented by all properly submitted proxies will be voted at the Annual Meeting as instructed. If you return your signed proxy card or voting instruction card but do not mark selections, it will be voted in accordance with the recommendations of the Board. The Board has designated André C. Bouchard and Matthew Acosta to serve as proxies. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in “street name” (that is, in the name of or through a broker, bank or other nominee) and do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on each matter voted upon at the Annual Meeting. Under applicable rules, brokers have the discretion to vote on routine matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine” except for Proposal Four, to ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2023. Thus, your broker, bank or other nominee would not be able to vote on such “non-routine” matters in Proposals One, Two and Three. If your shares are held in street name, your broker, bank or other nominee will include a voting instruction card with this Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction card. Please return your proxy card to your broker, bank or other nominee and contact the person responsible for your account to ensure that a proxy card is voted on your behalf.

How are abstentions and broker non-votes counted?

In tabulating the voting result for Proposals One and Three, assuming a quorum is obtained, abstentions and broker non-votes are not counted as votes cast and therefore have no effect on the outcome of such approvals. In tabulating the voting result for Proposals Two and Four, a shareholder’s failure to attend the meeting (in person or by proxy) and vote and broker non-votes have no effect on the outcome of such votes; however, abstentions, are counted as voting power represented at the Annual Meeting and a vote AGAINST Proposals Two and Four.

Both abstentions and broker non-votes are counted as “present” for purposes of determining the existence of a quorum at the Annual Meeting.

Who pays for the proxy solicitation and how are the votes solicited?

We bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees, as well as Innisfree, our proxy solicitor, may solicit proxies by personal interview, telephone, facsimile, or email. Our directors, officers and other employees will not be paid any additional compensation for any such solicitation. Georgeson will be paid approximately $12,000 for their solicitation services plus expenses. We will request brokers and other nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of these shares. We will reimburse such brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to these beneficial owners.

Can I change or revoke my vote after I submit it?

Yes. You can change or revoke your proxy at any time prior to the voting at the Annual Meeting by the following methods:

•if you voted by Internet or telephone, by subsequent voting via the Internet or by telephone;

•by voting in person at the Annual Meeting;

•if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions; or

•mailing your request to our Corporate Secretary at: Team, Inc. Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478, specifying such revocation, so that it is received not later than 3:00 p.m. Central Time on May 10, 2023.

Who can answer questions about voting?

If you have any questions about how to vote or direct a vote with respect to your shares of Common Stock, you may call Georgeson LLC, the Company’s proxy solicitor, at (866) 413-5901 (toll free).

PROPOSAL ONE—ELECTION OF DIRECTORS
Nominees for Election

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”) provide that our Board will consist of not less than five persons, the exact number to be fixed from time to time by the Board. Our Board currently consists of six directors. Our directors are divided into three classes designated as Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board. The Class I directors serve for a term expiring at the 2023 Annual Meeting of Shareholders, the Class II directors serve for a term expiring at the 2024 Annual Meeting of Shareholders and the Class III directors serve for a term expiring at the 2025 Annual Meeting of Shareholders. At each annual meeting, successors to the class of directors whose term expires at that annual meeting are elected for a term expiring at the third succeeding annual meeting. Each director holds office until the annual meeting for the year in which his or her term expires and until a successor has been elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.

On November 9, 2021, the Company announced that it had entered into a credit agreement (as amended the “Subordinated Term Loan Credit Agreement”) with Corre Credit Fund, LLC, as agent, and the lenders party thereto. Under the Subordinated Term Loan Credit Agreement, we were required to, among other things, (i) amend our Bylaws and all other necessary corporate governance documents to reduce the size of the Board to seven directors, and (ii) reconstitute the Board. In connection with the Subordinated Term Loan Credit Agreement, on November 9, 2021, we also entered into a Commitment Letter Agreement (the “Commitment Letter Agreement”) with Corre Partners Management, LLC (“Corre Partners”) and Atlantic Park Strategic Capital Fund, L.P. (“APSC”). Pursuant to the Commitment Letter Agreement, we were required to, among other things, (i) reduce the size of the Board to seven directors, (ii) appoint two directors to the Board selected by Corre Partners after consultation with APSC, (iii) appoint one director selected by Corre Partners to the Board’s Special Subcommittee and one director selected by APSC, and (iv) provide Corre Partners and APSC with Board observation rights. Consequently, the Board decreased the size of the Board from nine directors to seven directors, appointed five directors and designated the directors as either a Class I, Class II or Class III director in accordance with our Bylaws.

The reconstituted Board currently consists of Jeffery G. Davis, elected at the Company’s 2020 annual meeting, Anthony R. Horton and APSC designee, Evan S. Lederman, elected to the Board effective as of November 7, 2021, Corre Partner designees, Edward J. Stenger and J. Michael Anderson elected to the Board effective November 22, 2021, and, Corre Partner designee, Michael J. Caliel, elected to the Board effective February 16, 2022, pursuant to the terms of that certain common stock subscription agreement (the “Common Stock Subscription Agreement”), dated February 11, 2022, by and among the Company, Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP and Corre Horizon II Fund, LP. Amerino Gatti, our former Chairman and Chief Executive Officer, resigned from the Board effective March 21, 2022, and Sylvia Kerrigan, resigned from the Board effective June 13, 2022, reducing the current number of directors on our Board to six.

Director Nominees

Our Board has nominated Anthony R. Horton and Evan S. Lederman for election as Class I directors to serve a three-year term expiring on the date of our 2026 Annual Meeting of Shareholders or until their successors are duly elected and qualified.
Biographical information about each of the nominees is provided under “The Board of Directors and its Committees,” below.
Each of our directors, including our director nominees, brings a unique skillset to the Board. Notably, all six of our directors are experienced in corporate governance, financial, strategic planning and stakeholder management, with five of our directors having relevant industry and public company executive experience and experience in risk management. The following chart provides an overview of the attributes represented on our Board by our directors, in addition to each director nominee’s competencies included in the director profiles under, “The Board of Directors and its Committees.”

Knowledge, Skills & Experience	Michel J. Caliel	J. Michael Anderson	Jeffery G. Davis	Anthony R. Horton	Evan S. Lederman	Edward J. Stenger

Corporate Governance	X	X	X	X	X	X
Environmental/Social Responsibility		X	X	X
Financial Literacy/Expertise	X	X	X	X	X	X
Government/Regulatory			X	X	X
Human Capital Management/Compensation	X	X	X		X	X
Health, Safety & Environment	X		X	X
Relevant Industry Experience	X	X	X	X	X
Investor Relations/Stakeholder Management	X	X	X	X	X	X
Risk Management	X	X	X	X	X
Strategic Planning	X	X	X	X	X	X
Technology/Cybersecurity	X			X
Recent Public Company Board Experience	X	X	X	X	X
Public Company Executive Experience	X	X	X	X		X
Vote Required and Board Recommendation
Directors are elected by a majority of the votes cast with respect to such director in uncontested elections, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee’s election.
Abstentions and broker non-votes are not counted as votes cast FOR the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at the meeting and the Board accepts his or her resignation following the meeting. If a nominee is not re-elected, the Board will decide whether to accept the director’s resignation in accordance with the procedures listed in the Company’s Corporate Governance Principles, which are available on our website at www.teaminc.com.
Shareholders may not cumulate their votes for the election of directors. Unless contrary instructions are set forth in the proxies, the persons with full power of attorney to act as proxies at the Annual Meeting will vote all shares represented by such proxies for the election of the nominees named therein as directors. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in the nominee’s stead, of such other persons as our Board may recommend. We have no reason to believe that any of the nominees will be unable or unwilling to stand for election or to serve if elected.

The Board of Directors unanimously recommends that you vote “FOR” the election of each of the nominees named above.

PROPOSAL TWO—ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
We are asking you to vote, on an advisory basis, to approve the executive compensation philosophy, policies and procedures described in the “Executive Compensation” section of our 2023 Proxy Statement, and the compensation of our Named Executive Officers, as disclosed in our 2023 Proxy Statement.
In the section entitled “Executive Compensation,” you will find a description of our executive compensation practices and objectives. Please also refer to the compensation tables and narrative discussion appearing under “Executive Compensation and Other Matters,” which provide detailed information about the compensation of our Named Executive Officers. Our Compensation Committee and Board believe that our compensation practices are effective in achieving our executive compensation objectives and that the compensation of our Named Executive Officers as disclosed in this Proxy Statement reflects and supports the appropriateness of our executive compensation philosophy and practices.
This Proposal Two, commonly known as the “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers described in this Proxy Statement.
Accordingly, we invite you to carefully review the sections in this proxy entitled “Executive Compensation” and “Executive Compensation and Other Matters” and cast a vote to approve the following non-binding resolution:
RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation, compensation tables and narrative discussion, is hereby APPROVED.
Vote Required and Board Recommendation
To be approved, Proposal Two requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy.
Broker non-votes are not counted as votes cast FOR Proposal Two and, therefore, will have no effect on the outcome of such vote; however, for shareholders who attend the Annual Meeting, abstentions will have the effect of a vote AGAINST Proposal Two. Although a vote on Proposal Two is advisory and not binding on the Board or the Company, our Compensation Committee will take into account the outcome of this vote in evaluating the compensation program for our Named Executive Officers.

The Board of Directors unanimously recommends that shareholders vote “FOR” approval of the Company’s compensation of its Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL THREE—ADVISORY VOTE ON SAY-ON-PAY FREQUENCY
As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking shareholders to vote, on an advisory basis, on the frequency at which we will seek from shareholders their advisory “say-on-pay” vote on executive compensation, as set forth in Proposal Two, above. The advisory vote on the frequency of the “say-on-pay” vote is a non-binding vote as to how often the “say-on-pay” vote should occur: every year, every two years or every three years (it must occur, at a minimum, once every three years).
After careful consideration, our Board has determined to recommend that, consistent with our past practice, future “say-on-pay” advisory votes on Named Executive Officer compensation occur every year (annually). Although our executive compensation program is designed to promote a long-term connection between pay and performance, the Company’s executive compensation disclosures are made annually. The Board has considered that an annual advisory vote on Named Executive Officer compensation will allow our shareholders an opportunity to provide more immediate feedback on our compensation philosophy, objectives and practices as disclosed in our annual Proxy Statement.
Shareholders are not voting in this proposal to approve or disapprove the Board’s recommendation. Shareholders will be able to specify one of the following four choices for this proposal on the proxy card or voting instruction form:

• a “say-on-pay” advisory vote every year (1 Year);
• a “say-on-pay” advisory vote every two years (2 Years);
• a “say-on-pay” advisory vote every three years (3 Years) or
• abstention from voting.

Vote Required and Board Recommendation

The option of every “1 Year,” “2 Years,” or “3 Years” that receives the highest number (plurality) of votes cast by the shares of Common Stock represented at the Annual Meeting, in person or by proxy, will be deemed to have received the advisory approval of the shareholders. Abstentions and broker non-votes are not counted as votes cast FOR Proposal Three and, therefore, will have no effect on the outcome of such vote.

Although a vote on Proposal Three is advisory and not binding on the Board or the Company, our Board will take into account the outcome of this vote in making a determination on the frequency with which advisory “say-on-pay” votes on Named Executive Officer compensation will be included in our annual proxy statement.

The Board of Directors unanimously recommends that shareholders vote every “1 YEAR” as the frequency with which Team should hold a shareholder advisory vote to approve the compensation of its Named Executive Officers as described in this Proxy Statement.

PROPOSAL FOUR—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has tentatively appointed KPMG as the independent registered public accounting firm of the Company to audit its consolidated financial statements for the fiscal year ending December 31, 2023, subject to the Board’s review of solicited requests for proposals (“RFPs”) from other public accounting firms to serve as the Company’s independent registered public accounting firm for the purpose of assessing the reasonableness of fees related to KPMG’s continued engagement. The Board has determined that it would be desirable and in the best interests of the Company to request that our shareholders ratify KPMG’s appointment as the Company’s independent registered public accounting firm. As a result of the RFPs, the Board may later elect to appoint another registered public accounting firm to audit the Company’s financial statements for the fiscal year end 2023. The Company will publicly disclose any decision to change its independent registered public accounting firm.

KPMG has served as the independent registered public accounting firm of the Company and its subsidiaries since May 2002. KPMG is considered by the Audit Committee and by the management of the Company to be well-qualified. No disagreements between the Company and KPMG led the Board to issue the RFPs to evaluate the reasonableness of KPMG’s fees. A representative of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if such representative desires to do so and to respond to appropriate questions from shareholders.
Shareholder ratification of the appointment of KPMG as the Company’s independent registered public accounting firm is not legally required. Nevertheless, at the recommendation of the Audit Committee, our Board has directed that the tentative appointment of KPMG be submitted for shareholder ratification as a matter of good corporate practice. If our shareholders do not ratify such appointment of KPMG at the Annual Meeting, the Audit Committee will reconsider whether to retain KPMG. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Vote Required and Board Recommendation

To be approved, Proposal Four requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy. Broker non-votes are not counted as votes cast FOR purposes of Proposal Four and, therefore, will have no effect on the outcome of such vote; however, for shareholders who attend the Annual Meeting, abstentions will have the effect of a vote AGAINST Proposal Four.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

CORPORATE GOVERNANCE

Corporate Governance Principles and Materials

We are committed to the enhancement of long-term shareholder value with the highest standards of integrity and ethics. Our Board has adopted a set of Corporate Governance Principles and a Code of Business Conduct and Ethics that, along with our Amended and Restated Certificate of Incorporation, Bylaws and our Committee charters, provide an effective corporate governance framework for Team that reflects our core values and provides the foundation for our governance. Our Code of Business Conduct and Ethics has been adopted by our Board and is applicable to our directors, officers (including the Company’s Chairman, Chief Executive Officer and Chief Financial Officer), and employees, and is available on our website. We will post any amendments to the Code of Business Conduct and Ethics on our website. Directors, officers, and employees regularly certify that they will comply with Code of Business Conduct and Ethics. We believe that we have established procedures and have practices in place which are designed to enhance and protect the interests of our shareholders.

The following corporate governance materials are available and can be viewed and downloaded from our website at www.teaminc.com on the “Investors” page under “Corporate Governance”:

•the Company’s Corporate Governance Principles;

•charters for the Audit Committee, the Compensation Committee, the Executive Committee, the Corporate Governance and Nominating Committee;

•the Company’s Code of Business Conduct and Ethics; and

•the Company’s Environmental, Social and Governance Policy.

A copy of these materials is available to shareholders free of charge upon written request to the Company’s Secretary at: Team, Inc., Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478. We intend to disclose future amendments to, or waivers of, our Code of Business Conduct and Ethics at the same location on our website identified above.

Director Independence

The Board has determined that none of the directors has a material relationship with the Company or any of our subsidiaries, and all are, therefore, independent under the listing standards of the NYSE and the rules and regulations of the SEC.

Our Corporate Governance Principles require that the Board be comprised of at least a majority of independent directors and that the Audit, Compensation, and Corporate Governance and Nominating Committees be comprised entirely of independent directors. The Company uses the NYSE listing standards to determine independence. A director will be considered “independent” only if the Board affirmatively determines that the director does not have any direct or indirect material relationship with Team that may impair, or appear to impair, the director’s ability to make independent judgments.

The Board has evaluated all relationships between each of our directors and director nominees and has affirmatively determined that all of our directors are “independent” as that term is defined in the applicable rules of the NYSE and consistent with our Corporate Governance Principles. In making this determination, the Board considered any transactions and relationships between each director or his immediate family and the Company and its subsidiaries, including those reported under “Compensation Committee Interlocks and Insider Participation” and “Transactions with Related Persons,” below. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent.

No director or nominee is currently, or was within the past three years, employed by the Company, its subsidiaries or affiliates. Mr. Caliel was appointed as a director of Team on February 16, 2022, pursuant to the terms of the Common Stock Subscription Agreement. Messrs. Stenger and Anderson were appointed as directors of Team effective November 22, 2021, pursuant to the terms of the Subordinated Term Loan Credit Agreement and the Commitment Letter Agreement. Mr. Lederman was appointed as a director of Team effective November 7, 2021, pursuant to the terms of Amendment No. 1 to the Subordinated Term Loan Credit Agreement, dated December 18, 2020, among the Company, the financial institutions party thereto from time to time (the “Lenders”) and Atlantic Park Strategic Capital Fund, L.P., as agent for the Lenders entered into in October 2021. There are no family relationships between any nominees, directors and senior executive officers of the Company.

Our Audit, Compensation, and Corporate Governance and Nominating Committees are each composed entirely of independent directors. In addition, our Board provides for regularly scheduled meetings of the independent directors. During 2022, the independent directors met as a group fourteen times. These meetings were conducted, without any member of management or other employees of Team present, to discuss matters related to the oversight and governance of Team, compliance with NYSE, and SEC rules and the performance of our senior executives.

Our Board will continue to monitor the standards for director independence established under applicable law and the NYSE listing requirements and will ensure that our Corporate Governance Principles remain consistent with those standards.

Leadership Structure

The Board regularly evaluates the leadership structure of the Company and may consider alternative approaches, as appropriate, over time. The Board believes that whether one person should simultaneously occupy the offices of Chairman of the Board and Chief Executive Officer should be determined by the Board in its business judgment, on a periodic basis, including at any time there is a vacancy in either position, after considering relevant factors at the time, such as the specific needs of the business and the best interests of the Company and its shareholders. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. It understands that there is no single approach to providing Board leadership and that the right Board leadership structure may vary as circumstances warrant.

The Company currently has a separate Non-Executive Chairman and Chief Executive Officer. This allows our Chief Executive Officer to focus on Company strategy and business operations and combines a strong Non-Executive Chairman to pursue sound governance practices that benefit the long-term interests of our shareholders. Effective March 21, 2022, our Board appointed Michael J. Caliel as Non-Executive Chairman and Keith D. Tucker as Interim Chief Executive Officer, replacing Amerino Gatti, who had previously served as our Chairman and Chief Executive Officer. Mr. Tucker was appointed as our permanent Chief Executive Officer on November 22, 2022.

The Non-Executive Chairman’s duties include, but are not limited to, the following:

•presiding at all (i) shareholder meetings and (ii) Board meetings, including executive sessions of the independent directors, and setting agendas for executive sessions of the independent directors;

•reviewing and coordinating meeting agendas, information, number of Board meetings and schedules for the Board with the Chief Executive Officer;

•serving as chair of the Executive Committee;

•providing input, as appropriate, with respect to the Chief Executive Officer performance evaluation process, the Board performance self-evaluation process and Board succession planning.

•providing oversight, direction and leadership to the Board, and facilitates communication among directors and the regular flow of information between management and directors;

•monitoring and responding directly to shareholder and other stakeholder questions and comments that are directed to the Non-Executive Chairman or to the independent directors as a group, with consultation with the Chief Executive Officer, or other directors or management as the Non-Executive Chairman deems appropriate;

•assisting the committee Chairs in the establishment of committee agendas and schedules;

•providing input, as needed, into the assessment of the Board committees’ effectiveness, structure, organization and charters, and the evaluation of the need for changes;

•providing guidance on director orientation; and

•calling special meetings of the independent directors in accordance with our Bylaws, as the Non-Executive Chairman deems appropriate.

Our Executive Vice President, Administration, Chief Legal Officer and Secretary supports the Non-Executive Chairman and our Board Committee chairs in fulfilling their roles. The Board believes it is important to maintain flexibility as to the Board’s leadership structure. The Board will continue to regularly review its leadership structure and exercise its discretion in recommending an appropriate and effective framework to assure effective governance and accountability, taking into consideration the needs and interests of the Board, the Company and our shareholders.

Board Diversity

At our 2022 annual meeting of shareholders we had seven directors, including Sylvia J. Kerrigan who served as a gender diverse director. After our 2022 annual meeting of shareholders, on June 13, 2022, Ms. Kerrigan resigned to pursue other opportunities and we have not yet replaced the vacant director position. As provided in our Corporate Governance Principles, the Corporate Governance and Nominating Committee, acting on behalf of the Board, is committed to actively seeking women and minority candidates for the pool from which director candidates are chosen. In April 2023, our Board committed to adding at least one gender diverse Board member within one year to fill the vacant director position.

Communications with the Board of Directors

Our management has an investor communications program and regularly engages with shareholders and other stakeholders on a wide variety of topics, including financial and operational, long-term strategy, governance and compensation and ESG. During 2022, we engaged with TEAM stakeholders and addressed several important topics that have been evaluated and considered in our governance and compensation practices, including board leadership and refreshment, executive leadership, executive compensation and strategic matters. Our Board has established a process for our shareholders and other interested parties to communicate with the Non-Executive Chairman and the Chief Executive Officer, the Board as a whole, the independent directors as a group, any Board Committee, or any individual member of the Board. Such communication should be in writing, addressed to the Board or an individual director to: Team, Inc., 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478, c/o André C. Bouchard, Corporate Secretary. All such correspondence is reviewed by our Secretary’s office, which forwards appropriate material to the applicable director (excluding routine advertisements and business solicitations).

Succession Planning

The independent directors of the Board are actively involved in our management succession planning process. Our Board has the responsibility to ensure that the leadership of our Company is meeting the current and future needs of Team. The Compensation Committee and Corporate Governance and Nominating Committee annually report to the Board on succession planning and collaborate with the Board to evaluate potential successors to our Chief Executive Officer and other senior executives. As part of this process, the Compensation Committee and Corporate Governance and Nominating Committee solicit views from the non-management members of the Board and from senior management of the Company. The Corporate Governance and Nominating Committee and the Compensation Committee oversee the annual evaluation of the Chief Executive Officer.

Share Ownership Guidelines for Directors and Senior Executives; Restrictions on Trading in Company Securities

Our Board revised our share ownership guidelines for our non-management directors and senior executives in February 2023. Our directors and Named Executive Officers (as defined herein) have three and five years, respectively, from the date of the adoption of the revised share ownership guidelines to meet the guidelines. Under the share ownership guidelines, our non-management directors are expected to own Common Stock valued at the lesser of one times the annual Board retainer or 20,000 shares, our Chief Executive Officer is expected to own Common Stock valued at the lesser of three times his or her base salary or 60,000 shares, and the rest of our senior executives are expected to own Common Stock valued at the lesser of one times their base salary or 40,000 shares. Newly appointed non-management directors and senior executives are expected to meet or exceed these guidelines within three and five years, respectively, of entering their respective positions or following a material change in the share ownership guidelines or compensation.

Because short-range speculation in our securities based on fluctuations in the market may cause conflicts of interests with our shareholders, our Insider Trading Policy and our Corporate Governance Principles, applicable to our directors, executive officers (including the Named Executive Officers) and all other employees prohibit trading in options, warrants, and puts and calls related to our securities and prohibit selling our securities short. In addition, our Insider Trading Policy and our Corporate Governance Principles prohibit our directors and executive officers from holding our securities in margin accounts or pledging our securities as collateral for a loan. Further, our Insider Trading Policy contains an anti-hedging policy that prohibits our directors, executive officers (including the Named Executive Officers) and all other employees from entering into hedging transactions, such as zero-cost collars and forward sale contracts, that are designed to hedge or offset any decrease in the market value of the Company’s securities.

Board’s Role in Risk Oversight and Strategy

Our Board provides oversight with respect to the Company’s risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate material risks to the Company, including strategic, operational, compliance, data security, financial and compensatory risks. This oversight is conducted primarily through the Board with respect to significant matters, including the strategic direction of the Company, and by the various committees of the Board in accordance with their charters. The Board and management discuss, among other things, the Company’s commitment to workforce safety, planned strategic operating initiatives for each operating segment, growth opportunities, capital allocation initiatives and considerations, and expected investment, acquisition and divestiture activity. The Audit Committee focuses on financial risks, including reviewing with management, the Company’s internal auditors and the Company’s independent auditors, the Company’s major financial risk exposures, the adequacy and effectiveness of accounting and financial controls, the steps management has taken to monitor and control financial risk exposures and developing and adopting a related party transactions policy. The Compensation Committee considers risks presented by the Company’s compensation and human capital management policies and procedures, as well as those related to succession and management development. The Corporate Governance and Nominating Committee evaluates risks of the Company’s governance framework and standards, through oversight of the Company’s corporate governance principles and environmental, social and governance matters applicable to the Board and the Company.

Our Board recognizes the importance of ensuring that the Company’s overall business strategy is designed to create long-term, sustainable value for our shareholders. While management is primarily responsible for the formulation and implementation of our strategy, the Board plays an active oversight role. The Board participates in regular strategy sessions to discuss progress, updates and changes to the Company’s long-term strategic plan and consider related risks and mitigations including in 2022 and 2023. The Board satisfies its risk oversight responsibilities through receipt of reports from each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from executives responsible for oversight and management of particular risks within Team. The Board continually works, with the input of the Company’s senior executives, to assess and analyze the most likely areas of future risk for Team. On an annual basis our senior management updates and reviews our enterprise risk management process with the Board. Directors also have complete and open access to management and are free to, and do, communicate directly with our management. In addition to our formal compliance programs, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

Environmental, Social and Governance Principles

As a Company, we believe that our commitment to operating in an environmentally sustainable way is strategic to TEAM’s future success, crucial to our continued growth, and in the best interests of our stakeholders. Accordingly, we strive to promote and support business practices that are environmentally sustainable, socially conscious, and aligned with strong corporate governance practices.

In 2020, we published our Environmental, Social and Governance (“ESG”) Policy statement highlighting our commitment to ESG principles and our inaugural ESG Report to provide greater insight into the priorities and key activities that comprise our commitment to ESG matters for TEAM, our clients, our employees and our communities. In 2023 we published our second ESG Report, which we strive to publish on a biennial basis. We publish an ESG Tear Sheet, which discloses metrics relevant to our business, including metrics from the Sustainability Accounting Standards Board standards for the Engineering and Construction Services industry. In addition, we identify the specific United Nations Sustainable Development Goals that we aim to help advance. Our ESG Report and ESG Tear Sheet are available on our website. Our website and information contained therein or connected thereto, including our ESG Report and ESG Tear Sheet, are not incorporated by reference into, and do not form part of, this Proxy Statement.

Our Company management is responsible for the day-to-day operation of ESG matters. André C. Bouchard, our Executive Vice President, Administration, Chief Legal Officer & Secretary, who reports directly to our Chief Executive Officer, has general oversight responsibility with respect to matters of sustainability and social responsibility and is the co-executive sponsor of our ESG Council, along with Brad Rector, Chief Digital & Information Officer of the Company. The ESG Council, which is a management committee formed to assist Mr. Bouchard in his oversight responsibilities, is responsible for recommending our ESG objectives, monitoring the implementation and performance of our ESG objectives, overseeing the progress made against our social and environmental goals and reporting on our ESG performance. At the Board level, our Corporate Governance and Nominating Committee has responsibility for oversight of Team’s corporate social responsibility policies and practices, including our public reporting on corporate responsibility and sustainability. The Corporate Governance and Nominating Committee receives regular reports from our Executive Vice President, Administration, Chief Legal Officer & Secretary and the ESG Council regarding the considerations and actions taken by the Company with respect to ESG.

We are committed to good corporate citizenship and prioritizing the best interests of our stakeholders, including our employees and clients, and the communities in which we operate. Recent initiatives have focused on:

•Safety and Quality - Safety and quality are our primary core values and we strive to achieve zero recordable injuries. Our training program allows our employees to stay up to date on industry best practices for operating safely. In 2022 our technicians completed over 65,000 hours of training. In 2022, we lowered our total recordable incident rate from our 2021 rate to 0.18. We received the Voluntary Protection Program (“VPP”) Star of Excellence award from the Occupational Safety and Health Administration at four client sites. Additionally, in 2022 we received four Contractor Distinguished Safety Awards from the American Fuel and Petrochemical Manufacturers for our work at client sites. We continue to assess and adopt new technologies designed to allow the Company to do more work remotely, limiting the number of technicians needed on-site and limiting human interface with inspection and repair machinery and equipment, including, the use of robotics and drones to reduce employee exposure to confined spaces, remotely controlling our heat treating equipment and manufacturing our hot tap and line stop fittings with advanced heating and extrusion technology.

•Health – We expanded our TEAM Stress and Anxiety Management Program to be a more comprehensive mental health and wellness program. Each month Mental Health Moments are presented, recorded and sent to all employees. Mental Health Moments provide guidance and ideas on how to minimize and cope with stress and anxiety in the lives of our employees and their family members.

•Environment – Many of our services, including our inspection, emissions monitoring and leak repair services, are crucial in assisting our clients to identify, assess and reduce their carbon emissions and fluid leaks. We provide inspection, maintenance and repair services and support our clients’ energy transition efforts into lower carbon and renewable energy sources, such as liquefied natural gas, hydropower and wind. We work closely with our clients across the world to assist them in meeting their environmental sustainability goals. One of these services is our industry-leading use of Optical Gas Imaging technology for pipeline leak detection, which has helped reduce greenhouse gas emissions for our clients. We are also working to increase our use of sustainable materials and energy sources and to reduce our carbon footprint. Our goal is to work with our clients and establish appropriate Company-wide standards, while providing our operating segments with the flexibility to pursue environmental sustainability in ways that best fit the needs of their local stakeholders. Within our own facilities, we continue to work to protect the environment by reducing the amount of hazardous waste that is disposed. Between 2019 and 2022 TEAM installed 11 additional silver recovery units bringing our total to 33 (28 in the U.S. and 5 in Canada). Through 2022, 87% of our facilities that use film developing have silver recovery units installed. In 2022, TEAM recovered approximately 136 pounds of silver from these recovery units. This equates to an estimated 36 tons of hazardous waste that were not sent to a disposal company.

•Human Capital Management - Human capital management, including our diversity and inclusion initiatives, is a key driver of our success. As part of our university recruiting efforts, we have developed diversity focused strategies through collaboration with the career centers at the universities where we recruit. We recruit diverse candidate populations through collaborations with the Society of Women Engineers, Society of Hispanic Engineering and National Society of Black Engineers programs, as well as recruiting at Historically Black Colleges and Universities. We seek to retain our employees through competitive compensation and benefits package and our unique values-driven culture. A diverse and engaged workforce is critical to our success, and we work hard to create an environment where our employees feel valued, engaged and inspired to do their best work. We are proud that our team includes a diverse group of backgrounds, religions, nationalities, gender identity, sexual orientations and races. It continues to be our goal to knock down barriers and eliminate bias wherever it exists through strategic employee-engaged initiatives. While we continue to focus on maintaining or improving the gender diversity among our corporate leadership and general and administrative populations, we are also committed to improving our gender diversity amongst our technician population, which comprises more than 75% of our overall global workforce.

	Corporate Leadership	General & Administrative	Global Workforce
Female	8%	58%	12%
Male	92%	42%	88%

•Board of Directors - Our commitment to diversity includes our efforts to increase the diversity of our Board. After our 2022 annual meeting of shareholders, on June 13, 2022, Ms. Kerrigan resigned from our Board to pursue other opportunities and we have not yet replaced the vacant director position. Ms. Kerrigan was our only gender diverse director at the time. In April 2023, our Board committed to add at least one gender diverse Board member within one year to fill the vacant director position. In our Corporate Governance Principles we have committed to actively seek women and minority candidates as part of our director recruitment and nomination process as further discussed in the Corporate Governance and Nominating Committee section below. With the exception of Mr. Davis, all of our directors have been appointed since November 2021.

•Social and Community Involvement - With approximately 5,200 global employees, including approximately 3,900 employed in the United States and 1,300 internationally, we believe our greatest asset for driving positive social change is the commitment of our employees to driving positive impact in their communities. We sponsor and support numerous charitable organizations and our employees donate their time to serving the needs of their communities. These contributions help to support the work of nonprofit organizations of all sizes, working in areas such as health support services and wellbeing.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The following table sets forth the names and ages of the nominees for election as directors and the current members of the Board who will continue serving following the Annual Meeting, as well as background information relating directly to such individuals’ experience, qualifications, attributes and skills to serve as a director of our Company. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter.

Director Nominees

The Board unanimously recommends a vote FOR the election of the nominees listed below.

Set forth below is certain information as of March 1, 2023 concerning the nominees for election at the Annual Meeting as Class I directors, including the business experience of each nominee for at least the past five years:

Name	Age	Present Position With the Company	Class	Director Since
Anthony R. Horton	62	Director	Class I	2021
Evan S. Lederman	43	Director	Class I	2021

Mr. Horton was appointed to the Board effective November 7, 2021. He currently serves as the Chief Executive Officer of AR Horton Advisors. He also serves on the board of directors of Just Energy (NYSE: JE), Travelport Global Distribution System B.V., GWG Holdings, Inc. and United Roadway Services Inc. Mr. Horton has previously served on the board of numerous other private and public companies including, Neiman Marcus and EXCO Resources. Mr. Horton has more than 25 years of energy and technology experience and was Executive Vice President and Chief Financial Officer at Energy Future Holdings and Senior Director of Corporate and Public Policy at TXU Energy from April 2000 through March 2018. Mr. Horton holds a Masters of Professional Accounting and Finance from the University of Texas at Dallas/Arlington and a BBA in Economics and Management from the University of Texas at Arlington. He is a Certified Public Accountant, Chartered Financial Analyst, Certified Management Accountant and Certified Financial Manager. Mr. Horton brings to the Board extensive financial and business expertise, including a diversified background of both senior leadership and director roles of public and private companies.

Mr. Lederman was appointed to the Board effective November 7, 2022, pursuant to Amendment No. 1 to the Subordinated Term Loan Credit Agreement, dated December 18, 2020, among the Company, the Lenders and Atlantic Park Strategic Capital Fund, L.P., as agent for the Lenders, entered into in October 2021. From 2011 until 2022, Mr. Lederman was a Partner and member of the Global Risk Committee at Fir Tree Capital Management, a multi-billion dollar investment firm that manages capital for many of the world’s largest pension funds, endowments, sovereign wealth funds and family offices. At Fir Tree, Mr. Lederman was co-head of the firm’s credit, restructuring, legal assets, activist, and private equity-oriented strategies, including co-managing Fir Tree’s energy and infrastructure investments. Prior to joining Fir Tree, Mr. Lederman was an attorney in the Business Restructuring and Litigation departments at Weil, Gotshal & Manges LLP and Cravath, Swaine & Moore LLP. As an attorney, investor and board member, Mr. Lederman has over twenty years of experience working with both stressed and healthy companies on their most complex issues, including liability management and restructuring, stakeholder activism and communication, capital structure optimization, operational turnarounds, cost cutting, crises management, bet the company legal and regulatory issues, and best practices for corporate governance. Mr. Lederman regularly serves on public and private boards of directors and is currently a member of the board of directors of Riviera Resources (FKA LINN Energy) and Puris Corporation. He was previously a member of the board of directors of Amplify Energy (FKA Memorial Production Partners), Roan Resources, Ultra Petroleum, New Emerald Energy, Midstates Petroleum, Deer Finance Litigation Funding, Inland Pipe Rehabilitation and GemAgain LLC.

Directors Continuing in Office

Set forth below is certain information as of March 1, 2023 concerning the director continuing in office until the expiration of her term, including the business experience of such director for at least the past five years:

Name	Age	Present Position With the Company	Director Since	Class	Expiration of Present Term
Michael J. Caliel	63	Chairman	2022	Class II	2024
J. Michael Anderson	60	Director	2021	Class III	2025
Jeffery G. Davis	68	Director	2016	Class III	2025
Edward J. Stenger	65	Director	2021	Class II	2024

Mr. Caliel was appointed to the Board effective February 16, 2022, pursuant to the terms of the Common Stock Subscription Agreement, and later appointed as our Non-Executive Chairman of the Board on March 21, 2022. From 2015 through 2018, Mr. Caliel served as President, Chief Executive Officer and Director of Layne Christensen Company (NASDAQ: LAYN). From 2011 through 2014, he served as President and Chief Executive Officer of Invensys Operations Management, a division of Invensys PLC. From 2006 to 2011, Mr. Caliel served as President, Chief Executive Officer and Director for Integrated Electrical Services, Inc. (NASDAQ: IESC). Additionally, Mr. Caliel has served on the board of Orion Group Holdings (NYSE: ORN) since 2019, where he is also a member of the audit committee and the compensation committee. From 2019 until 2022, Mr. Caliel served as board chair and a member of the compensation committee for PLH Group, a private equity-backed construction and specialty contractor serving the electrical infrastructure and pipeline markets. Mr. Caliel holds a BS in Industrial Distribution from Clarkson University. Mr. Caliel has been designated by the National Association of Corporate Directors as a Governance Fellow. Mr. Caliel’s general management experience in diverse industries including automation and information technologies; his extensive sales, marketing and product management experience in industrial markets; and his experience as a president and chief executive officer of a public corporation strengthen the strategic and oversight functions of the Board. His experience on the board of another public company provides valuable perspective on best practices relating to corporate governance, management and strategic transactions.

Mr. Anderson was appointed to the Board effective November 22, 2021, pursuant to the terms of the Subordinated Term Loan Credit Agreement and the Commitment Letter Agreement. Mr. Anderson is Chief Executive Officer and a member of the board of directors of Layne Water Midstream (LWM), a company he founded in 2016. Mr. Anderson has served in a variety of executive management roles including Chief Financial Officer of Layne Christensen Company (NASDAQ: LAYN), a 140-year old water infrastructure and services company, Chief Financial Officer of Southcross Energy Partners, a Master Limited Partnership engaged in natural gas gathering and processing, Chief Financial Officer of Exterran Holdings and Exterran Partners, a global market leader in natural gas compression and services, and as Chief Financial Officer and Chief Executive Officer of Azurix Corp., a global owner and operator of water and wastewater assets. Mr. Anderson began his career with JPMorgan Chase as an investment banker specializing in mergers and acquisitions after earning his undergraduate degree in business from Texas Tech University and his M.B.A. from The Wharton School of the University of Pennsylvania. Mr. Anderson brings to the Board extensive financial and business expertise, including a diversified background of both senior leadership and director roles of public companies.

Mr. Davis is the former chairman and Chief Executive Officer of The Brock Group, a leading provider of industrial specialty services. He served as Chief Executive Officer of the Brock Group from 2008 through 2014 and was Chairman from 2014 to August 2015. Mr. Davis was the Interim President and Chief Executive Officer of Furmanite from November 2, 2015 through the date of Team’s acquisition of Furmanite on February 29, 2016. Mr. Davis also served as Furmanite’s Interim Executive Chairman of the Board from August 4, 2015 through the date of Team’s acquisition of Furmanite on February 29, 2016. Mr. Davis joined the Furmanite Board in May 2015. Mr. Davis’ significant leadership and management experience in a major industrial specialty services company as well as his association with various industry organizations provide him with valuable insights into the strategic issues affecting companies in our industry that are helpful to our Company and Board.

Mr. Stenger was appointed to the Board effective November 22, 2021, pursuant to the terms of the Subordinated Term Loan Credit Agreement and the Commitment Letter Agreement. Mr. Stenger is currently the Managing Member of Brown Street 1885, LLC a firm focused on assisting management, boards and investors in driving value creation in periods of transition. He has been in that role since June 2021. Prior to joining Brown Street 1885, Mr. Stenger served as a Managing Director at AlixPartners, LLC, a global consulting firm for over 30 years. Mr. Stenger held various management roles, including co-leading AlixPartners’ Turnaround and Restructuring practice, business unit lead of the Automotive and Industrials practice and leadership of various training and development programs. He advised management, board of directors and investors in developing and implementing turnaround strategies. Mr. Stenger has also served as an interim executive for companies undertaking turnarounds and restructurings. He was Executive Vice President of General Motors upon its emerging from bankruptcy, Chief Restructuring Officer of Dana Corporation, Treasurer of Kmart Corporation, Chief Restructuring Officer of Fleming Companies, Chief Financial Officer of Vari-Form Group and held a number of other interim C-Suite roles. Prior to AlixPartners, he was Director at Ernst & Young. He is actively involved with several non-profit organization. Mr. Stenger has an undergraduate degree in accounting from the University of Notre Dame and was a licensed CPA. Mr. Stenger’s extensive experience managing complex businesses in transition and restructuring, merger and acquisition experience, and his diversified background of senior leadership of public companies make him a valuable addition to the Board.

THE BOARD AND BOARD COMMITTEES

Name, Principal Occupation & Current Other Board Service	Age	Director Since	Independent	Director Class	Executive	Audit	Compensation	Governance & Nominating	Special Subcommittee

Michael J. Caliel (Chairman)	63	2022	X	II	Chair		X	Chair	X
Former President, Chief Executive Officer and
Director of Layne Christensen Company
Current other Public Company Boards:
Orion Group Holdings

J. Michael Anderson	60	2021	X	III			X	X	X
Chief Executive Officer and a Member of the Board
of Directors of Layne Walter Midstream
Current other Public Company Boards:
None

Jeffery G. Davis	68	2016	X	III	X		Chair	X	X
Former Chief Executive Officer of the Brock Group
Current other Public Company Boards:
None

Anthony R. Horton	62	2021	X	I		X			Chair
Chief Executive Officer and Managing Director of
AR Horton Advisors, LLC
Current other Public Company Boards:
None

Evan S. Lederman	43	2021	X	I		X			X
Former Partner and Member of the Global Risk
Committee at Fir Tree Capital Management
Current other Public Company Boards:
None

Edward J. Stenger	65	2021	X	II	X	Chair			X
Managing Member of Brown Street 1885
Current other Public Company Boards:
None

Board of Directors

Currently, our Board is comprised of six directors, divided into three classes designated as Class I, Class II and Class III. At each annual meeting, successors to the class of directors whose term expires at that annual meeting are elected for a term expiring at the third succeeding annual meeting. Each director holds office until the annual meeting for the year in which his or her term expires and until a successor has been elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal. We have added five new directors to our Board since November 2021. The average age of our directors is sixty.

Our Board held twenty-seven meetings during 2022. No director attended fewer than 75% of the meetings held during the period for which he or she served as a member of the Board and the committees on which he or she served. We do not have a formal policy regarding director attendance at our annual meetings of shareholders; however, we do encourage all directors to attend all meetings of shareholders. All of our directors were in attendance at our 2022 Annual Meeting of Shareholders.

The non-employee Directors meet in executive session in connection with each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. During 2022, there were fourteen executive sessions of the Board either led by the prior Lead Independent Director or the Non-Executive Chairman. The Board Committees regularly met in executive session in connection with each of the Committee meetings.

Our Board has an Executive Committee, an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Each such committee maintains its own written charter, which can be viewed and downloaded from our website at www.teaminc.com on the “Investors” page under “Corporate Governance.” In addition, the Board established a Special Subcommittee in November 2021.

Special Subcommittee

Our Special Subcommittee is composed of Messrs. Horton (Chairman), Davis, Lederman, Stenger, Anderson, and Caliel. The Special Subcommittee is charged with reviewing, negotiating, evaluating, and recommending transactions to the Board and approving any matters pertaining to a transaction in which a conflict of interests exists or is reasonably likely to exist between the Company, on the one hand, and any of its equity holders, affiliates, subsidiaries, directors, managers, and officers, or other stakeholders. The Special Subcommittee had twenty-seven meetings during 2022.

Executive Committee

Our Executive Committee is composed of Messrs. Caliel (Chairman), Davis and Stenger. The Executive Committee is responsible for assisting with the general management of the business and affairs of Team as needed during intervals between meetings of the Board. The Executive Committee did not meet in 2022.

Audit Committee

The Audit Committee is composed of Messrs. Stenger (Chairman), Horton and Lederman. The Audit Committee is charged with the duties of the appointment of the independent auditor; reviewing its fees and approving the services to be performed; ensuring that proper guidelines are established for the dissemination of financial information to the shareholders; meeting periodically with the independent auditors, the Board and certain officers of Team and its subsidiaries, including the Chief Financial Officer, and Vice President of Audit Services in executive sessions without other members of management present, to ensure the scope and adequacy of internal and financial controls and reporting; reviewing consolidated financial statements; providing oversight to our internal audit function; reviewing and approving all related-party transactions in accordance with the Company’s policies and procedures with respect to related party transactions; and performing any other duties or functions deemed appropriate by the Board. The Board has determined that both Messrs. Stenger and Horton are “audit committee financial experts” within the meaning of applicable SEC regulations. In addition, the Board has determined that each member of the Audit Committee is independent and meets the financial literacy requirements as defined by the applicable listing requirements of the NYSE. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee met thirteen times during 2022. Further information regarding the Audit Committee is set out in the “Audit Committee Report” below.

Compensation Committee

Our Compensation Committee is currently composed of Messrs. Davis (Chairman), Anderson, and Caliel. The Compensation Committee has responsibility for reviewing, approving and overseeing the administration of our incentive compensation plans, including the issuance of awards pursuant to equity-based plans, reviewing management performance, including evaluating our Chief Executive Officer’s performance annually against the Company’s goals and objectives, reviewing and approving the amounts and types of compensation to be paid to the Chief Executive Officer and our other senior executives. The Compensation Committee considers the results of the most recent shareholder advisory vote on the compensation of our senior executives. The Compensation Committee met fourteen times during 2022. Further information regarding the Compensation Committee is set out in the “Executive Compensation” section below.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was, during 2022, an officer or employee of Team or any of its subsidiaries or was formerly an officer of Team or any of its subsidiaries or had any relationship requiring disclosure by Team. During 2022, no executive officer of Team served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of Team.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee is composed of Mr. Caliel (Chairman), and Messrs. Davis and Anderson. The Corporate Governance and Nominating Committee, which met six times during 2022, is charged with recommending director nominees to the Board; evaluating the contribution and performance of members and committees of the Board; administering the annual self-evaluation of Board performance; maintaining oversight over the development of appropriate environmental, social and corporate governance principles, policies and practices for Team, including our public reporting on corporate responsibility and sustainability; and ensuring the processes of the Board are sufficient and consistent with its oversight role of Team. Each member of the Corporate Governance and Nominating Committee is independent, as defined by the applicable listing requirements of the NYSE.

In considering whether to recommend directors who are eligible to stand for re-election, the Corporate Governance and Nominating Committee evaluates incumbent directors before recommending that the Board nominate such directors for reelection to the Board and may consider a variety of factors, including a director’s contribution to the Board and the ability to continue to contribute productively, attendance at Board and committee meetings and compliance with our Corporate Governance Principles, as well as whether the director continues to possess the attributes, capabilities and qualifications considered necessary or desirable for board service, the results of the annual board self-evaluation, the independence of the director and the nature and extent of the director’s non-Company activities. The Corporate Governance and Nominating Committee regularly evaluates the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Corporate Governance and Nominating Committee will consider candidates for Board membership suggested by incumbent directors, management, third-party search firms and others. In selecting the nominees, the Corporate Governance and Nominating Committee will assess the candidates’ independence (as defined in the applicable director independence regulations and our Corporate Governance Principles), character and acumen and will endeavor to collectively establish a number of areas of core competency of the Board, including business judgment, management, economics, accounting and finance, legal, marketing, industry and technology knowledge, international business, leadership and strategic vision. Further criteria include a candidate’s personal and professional ethics, integrity and values, professional relationships, as well as the willingness and ability to devote the substantial time necessary to effectively serve on the Board. As provided in our Corporate Governance Principles, the Corporate Governance and Nominating Committee, acting on behalf of the Board, is committed to actively seeking women and minority candidates for the pool from which director candidates are chosen and in April 2023, as described above in “Board Diversity,” committed to adding at least one gender diverse director to the Board within one year. The Corporate Governance and Nominating Committee will seek Board endorsement of the final candidates recommended by the Committee. The same identifying and evaluating procedures apply to all candidates for director, whether submitted by shareholders or otherwise. The Corporate Governance and Nominating Committee will also consider director nominations by shareholders that are made in compliance with the notice provisions and procedures set forth in our Bylaws. For a discussion of these requirements, see “Shareholder Proposals for Next Year’s Annual Meeting.” All applications, recommendations or proposed nominations for Board membership received by the Company are referred to the Corporate Governance and Nominating Committee. The manner in which the Corporate Governance and Nominating Committee evaluates the qualifications of a nominee for director does not differ if the nominee is recommended by a shareholder.

Once the Corporate Governance and Nominating Committee has identified a potential director nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the candidate, as well as the committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The committee also may engage a third party to conduct a background check of the candidate. If the committee determines to further pursue the candidate, the committee then will evaluate the extent to which the candidate meets the Board membership qualifications described in this section.

In addition, the Corporate Governance and Nominating Committee considers other relevant factors it deems appropriate, including the current composition of the Board (including its diversity in experience, background, gender and ethnicity), the balance of management and independent directors, the need for a certain Board committee expertise, and the nature and extent of a candidate’s activities unrelated to the Company, including service as a director on the boards of other public companies. In connection with this evaluation, the committee determines whether to interview the candidate, and, if warranted, the committee interviews the candidate in person or by telephone. The committee may also ask the candidate to meet with members of Team management or other Board members. After completing this evaluation, if the committee believes the candidate would be a valuable addition to the Board, it will recommend to the Board the candidate’s nomination for appointment or election as a director.

Board and Committee Evaluation Process

The self-evaluation process is an important practice for our Board to ensure effective corporate governance practices, which are central to the success of the Company’s business and to advance shareholder interests. As provided in our Corporate Governance Principles, Committee charters and the NYSE listing standards, the Board and each of its Committees conduct an annual self-evaluation of its performance with a particular focus on overall effectiveness. Our Board and Committee self-evaluations generally have been conducted at the last regular meeting of the year. The purpose of the self-evaluation process is to solicit feedback on an anonymous basis as to how the Board and committees are meeting their responsibilities and to identify ways to enhance the Board and committees’ effectiveness. As part of this evaluation, each director and committee member completes a written questionnaire developed by the Corporate Governance and Nominating Committee and each of the committee chairs focused on the director’s view of procedural matters, whether each committee’s charter responsibilities have been met, and questions on the effectiveness of the Board and the committees on which the respective director serves, including soliciting areas for recommended improvement. The collective ratings and comments of the directors for the Board and each of the Committees are compiled and then presented to the full Board and each of the committees for discussion and action, as needed.

COMPENSATION OF DIRECTORS
In setting non-employee director compensation, our Compensation Committee considers factors it deems appropriate, including market data, and recommends the form and amount of compensation to the Board for approval.

Our Board evaluates director compensation on at least an annual basis and generally makes director compensation changes, if any, following the election or re-election of directors at our annual meeting of shareholders. In November and December 2021 and in February 2022, the Board had a significant change in members as part of a series of agreements with its lenders to address the Company’s financial situation. Consequently, upon recommendation of our Compensation Committee, in December 2021, our Board established our current director compensation program. In making this recommendation, our Compensation Committee reviewed the proposed compensation structures provided by Mercer, the Compensation Committee’s independent compensation consultant while considering the Company’s financial condition and the significant time commitment required of Board members and relevant trends in director compensation for Companies in similar financial circumstances. Mercer also advised the Compensation Committee on the overall compensation program structure.

Upon the recommendation of the Compensation Committee, the Board approved a compensation program for its directors, all in cash, paid on monthly basis, as follows:

•annual retainer of $165,000;

•annual retainer for the Lead Independent Director, or Chairman, of $50,000;

•annual retainers (in addition to committee member retainers) for the Chairman of our Special Subcommittee of $15,000, for the Chairman of our Audit Committee $15,000, for the Chairman of our Compensation Committee $12,500 and for the Chairman of our Corporate Governance and Nominating Committee $7,500;

•annual retainer for Audit Committee members of $7,500, for Compensation Committee members $5,000, and for Corporate Governance and Nominating Committee $5,000; and

•annual retainer for Special Subcommittee members of $48,000 (on a pro rata basis from the time of appointment), payable in equal monthly installments beginning December 2021.

In April 2022, our Board elected to reallocate the annual retainer to include a mix of equity and cash which was reported in our 2022 proxy statement but was not implemented. However, due to the Company’s low stock price and the excessive equity dilution that would occur if a significant portion of director compensation was made payable in equity of the Company, our Board elected to reverse their prior decision and not to make any changes to the director compensation program to add an equity component.

The following table sets forth information regarding the compensation earned by or awarded to each of the non-employee directors who served on our Board during 2022:

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Michael J. Caliel(1)	$268,683	$100,000	$368,683
Jeffery G. Davis	$235,500	$—	$235,500
Sylvia J. Kerrigan(2)	$163,625	$—	$163,625
J. Michael Anderson	$223,000	$—	$223,000
Anthony R. Horton	$235,500	$—	$235,500
Evan S. Lederman	$220,500	$—	$220,500
Edward J. Stenger	$235,500	$—	$235,500

(1) Mr. Caliel was appointed to the Board on February 16, 2022 and as Chairman on March 21, 2022. Mr. Caliel received restricted stock units of $100,000, which are scheduled to vest in April 2023.
(2) Ms. Kerrigan resigned from the Board effective June 13, 2022.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 1, 2023. Each person holds the offices indicated until his or her successor is chosen and qualified at the regular meeting of the Board to be held following the Annual Meeting, or until such officer’s earlier death, retirement, disqualification or removal.

Name of Director or Officer	Age	Officer Since	Position with Company
Keith D. Tucker	53	2018	Chief Executive Officer
Nelson M. Haight	58	2022	Executive Vice President, Chief Financial Officer
André C. Bouchard	57	2008	Executive Vice President, Administration, Chief Legal Officer and Secretary

Mr. Tucker, appointed as our Chief Executive Officer on November 22, 2022, served as our Interim Chief Executive Officer from March 21, 2022 until his appointment as our permanent Chief Executive Officer. Mr. Tucker joined the Company in 2005 and has 34 years of industry experience, including prior positions at Citgo Petroleum Corporation and BP Amoco supporting process, safety and inspection functions. Mr. Tucker began his career as an inspector and has served as President of the Company’s Inspection & Heat Treating group since January 18, 2021, after having served as the Company’s Executive Vice President - North Division since June 2018, Executive Vice President – Mid Continent Division from April 2016 to May 2018, and Vice President of the Great Lakes Region, Inspection & Heat Treating segment from January 2008 to March 2016.

Mr. Haight was appointed as our Executive Vice President, Chief Financial Officer for TEAM in June 2022. Prior to his appointment, Mr. Haight served as Senior Vice President, Chief Financial Officer and Treasurer at Key Energy Services, Inc., an oilfield services company, from June 2020 to June 2022. Prior to Key Energy, Mr. Haight served as an independent consultant providing interim Chief Financial Officer and advisory services to privately held companies, from 2018 to June 2020 and served as Chief Financial Officer for Castleton Resources, LLC, a privately held exploration and production company, from July 2017 to September 2018 and from December 2011 to July 2017 served in various roles from Vice President and Chief Accounting Officer to Chief Financial Officer at Midstates Petroleum Company, Inc., an exploration and production company. Mr. Haight serves on the board of directors of Virax Biolabs (VRAX), a foreign private issuer, and Mountain Crest Acquisition Corp. IV (MCAF) and Mountain Crest Acquisition Corp. V. (MCAG), special purpose acquisition entities. Mr. Haight holds both an MPA and a BBA in Accounting from the University of Texas at Austin and is a Certified Public Accountant.

Mr. Bouchard is our Executive Vice President, Administration, Chief Legal Officer and Secretary and has served in that position since April 1, 2022 and previously served in that position from November 2014 to May 2018. From May 2018 until being re-assigned responsibility for the human resources and administration function, Mr. Bouchard served as Executive Vice President, Chief Legal Officer and Secretary. From September 2008 through October 2014, Mr. Bouchard served as Senior Vice President, Administration, General Counsel and Secretary. Mr. Bouchard joined Team in January 2008 as Senior Vice President, General Counsel and Secretary. From 1997 to 2008, Mr. Bouchard served as an Officer of Southern Union Company, a publicly traded interstate natural gas pipeline company, where he held various legal and operational roles. Mr. Bouchard holds a BBA in Accounting from the University of Texas at Austin and a Doctor of Jurisprudence from the University of Texas School of Law.

EXECUTIVE COMPENSATION

Our “named executive officers” for fiscal year 2022 are identified in the following table (the “Named Executive Officers” or “NEOs”).

Name	Title
Keith D. Tucker (1)	Chief Executive Officer
Amerino Gatti (2)	Former Chief Executive Officer
Nelson M. Haight (3)	Executive Vice President and Chief Financial Officer
Matthew E. Kvarda (4)	Former Interim Chief Financial Officer
André C. Bouchard	Executive Vice President, Administration, Chief Legal Officer and Secretary
Robert J. Young (5)	Former President, Asset Integrity & Digital Group

1.Mr. Tucker was appointed as Interim Chief Executive Officer on March 21, 2022 and as permanent Chief Executive Officer on November 22, 2022.
2.Mr. Gatti was involuntarily terminated and resigned as Chief Executive Officer effective March 21, 2022. Mr. Gatti is referenced in herein as our “Former Chief Executive Officer.”
3.Mr. Haight was appointed as Executive Vice President and Chief Financial Officer effective June 13, 2022.
4.Mr. Kvarda was appointed as Interim Chief Financial Officer effective November 12, 2021 and resigned on June 13, 2022. Mr. Kvarda is an employee of Alvarez & Marsal North America, LLC, and as described below under “Agreement with Alvarez & Marsal to Employ Mr. Kvarda,” we paid Alvarez & Marsal for Mr. Kvarda’s services. Mr. Kvarda is referenced herein as our “Former Chief Financial Officer.”
5.On October 10, 2022, Mr. Young resigned as President, Asset Integrity Group and transferred to Quest Integrity, retaining his title as President of Quest Integrity. Mr. Young departed the Company as part of the sale of Quest Integrity on November 1, 2022. Mr. Young is referenced herein as our “Former President – AID Group.”

Executive Compensation Overview

Our executive compensation policies are designed to provide aggregate compensation opportunities for our Named Executive Officers that are competitive in the business marketplace based upon Company and individual performance. Our objectives are to:

•Ensure our compensation program incentives align with the Company’s business objectives;
•Link a significant portion of compensation toward achievement of the Company’s short-term and long-term performance objectives that align with our shareholder and stakeholder interests;
•attract, motivate, reward and retain the broad-based management talent required to achieve our business objectives;
•Provide incentives for long-term continued employment with the Company;
•Reward individual performance; and
•Ensure that our compensation arrangements do not encourage unnecessary risk-taking.

The components of the compensation program in 2022 for our senior executives consisted of:

•annual base salaries;
•annual performance-based incentives paid in cash;
•long-term time-based restricted stock units issued as cash and equity awards in accordance with Team’s stock incentive program to promote retention; and
•benefits.

We offer limited executive perquisites for our senior executives. Except as described in “Retirement Benefits” and in “Perquisites and Personal Benefits” below, our senior executive officers participate in the same benefit plans as our other employees.

Role of the Compensation Committee - Executive Compensation

The Compensation Committee, composed entirely of independent directors, reviews and approves our executive compensation program for all senior executive officers, including the Named Executive Officers, to ensure that our compensation program is adequate to attract, motivate and retain well-qualified senior executives and that it is directly and materially related to the short-term and long-term objectives of Team and our shareholders and to Team’s operating performance. The Compensation Committee annually reviews and evaluates our executive compensation program to ensure that the program is aligned with our compensation philosophy. To carry out its role, among other things, the Compensation Committee:

•reviews the major compensation and benefit practices, policies and programs with respect to our senior executives;
•reviews appropriate criteria for establishing performance targets for executive compensation;
•determines appropriate levels of executive compensation;
•administers and makes recommendations to the Board with respect to severance and change in control arrangements pertaining to our senior executives (described below under “Executive Severance Policy”);
•administers and determines equity awards to be granted under our stock incentive plan;
•reviews our compensation programs, policies and practices for material risks; and
•reviews and recommends to the Board any changes to director compensation.

While the Compensation Committee is authorized to act on behalf of the Board on all issues pertaining to the compensation of our NEOs, including individual components of total compensation, goals and performance criteria for incentive compensation plans, the grant of equity awards, and short and long-term incentive plan design, under the terms of the Subordinated Term Loan Credit Agreement and the Commitment Letter Agreement, the Company must establish an independent committee to make recommendations for certain executive compensation matters outside of the ordinary course of business for its directors, executive officers or other insiders. Consequently, the Compensation Committee is responsible for obtaining such recommendation. Furthermore, it is the practice of the Compensation Committee to fully review its activities and recommendations with the full Board.

Role of the External Compensation Advisor

The Compensation Committee Charter grants to the Compensation Committee the authority to retain, at Company expense, independent compensation consultants, outside legal counsel and other advisors, and to approve their fees. These advisors report directly to the Compensation Committee. Throughout 2022, the Compensation Committee engaged Mercer and Willis Towers Watson (“WTW”) as its independent consultants to advise it on executive compensation matters. Mercer and WTW performed their services solely on behalf of the Compensation Committee and did not provide any other services to the Company. Management of the Company had no role in selecting the Compensation Committee’s compensation consultant and had no separate relationship with Mercer or WTW. The Compensation Committee assessed the independence of Mercer and WTW pursuant to SEC rules and concluded that no conflict of interest existed that would prevent Mercer or WTW from independently representing the Compensation Committee.

Although compensation studies provide important data for establishing our competitive compensation practices and compensation design, the Compensation Committee uses such studies only as a point of reference and not as a determinative factor for structuring and determining the amount of our Named Executive Officers’ compensation. The Compensation Committee also exercises discretion in its use of compensation studies and the studies do not supplant the significance of individual and Company performance that the Compensation Committee considers when making compensation decisions.

Peer Analysis

In reviewing the appropriate range of overall compensation and the appropriate ranges of the components of compensation, the Compensation Committee also considers the competitiveness of our compensation program against our peer companies. To facilitate this objective, the Compensation Committee retains an independent compensation consultant (as described above) and considers various compensation surveys and proxy statement compensation information for companies of comparable size and complexity to us and with whom we compete for talent. In February 2023, management and the Compensation Committee, with the assistance of the Board and WTW, developed our compensation peer group. The peer group is primarily made up of companies that are generally in the range of 50% to 200% of our size with respect to revenues or that are in similar or adjacent industries to the Company. This peer group will be evaluated periodically to ensure continued relevance and applicability.

The 2023 compensation peer group consists of the following companies (“Team Peer Group”):

Barnes Group Inc.
CIRCOR International, Inc.
DXP Enterprises, Inc.
Enerpac Tool Group, Inc.
EnPro Industries, Inc.
ESCO Technologies, Inc.
Matrix Service Company
Mistras Group, Inc.
MYR Group, Inc.
Orion Group Holdings, Inc.
Primoris Services Corporation
Tetra Tech, Inc.
TETRA Technologies, Inc.
Thermon Group Holdings, Inc.

COMPANY POLICIES IMPACTING COMPENSATION

Executive Stock Ownership Guidelines

See “Share Ownership Guidelines; Restrictions on Trading in Company Securities” and “Hedging, Short Sale, Margin Account and Pledging Prohibitions” for a discussion of our policies on share ownership, restrictions of trading in our securities and prohibitions on hedging, short selling and pledging company stock.

Clawback Policy

We have a Clawback Policy pursuant to which Named Executive Officers and other current and former key executive officers may be required to return incentive compensation paid to them if the financial results upon which the awards were based are materially restated to correct material misstatements in Company financial statements that resulted from material noncompliance with financial reporting requirements under applicable law. The Clawback Policy permits the Board to determine in its discretion if it will seek to recover applicable compensation, taking into account the following considerations as it deems appropriate:

•the practicability of obtaining such recovery and the costs to the Company and/or its shareholders of pursuing such recovery;

•the likelihood of success of enforcement under governing law versus the cost and effort involved;

•whether the assertion of a claim may prejudice the interests of the Company, including, without limitation, in any related proceeding or investigation;

•any applicable fraud, intentional misconduct, or gross negligence by a covered executive;

•any pending legal proceeding relating to any applicable fraud, intentional misconduct, or gross negligence, and

•any other factors deemed relevant by the Board.

Under the Clawback Policy, we can require reimbursement of all or a portion of any bonus, incentive payment, equity-based award (including performance shares, restricted stock or restricted stock units and outstanding stock options), or other compensation during the three completed fiscal years immediately preceding the date that the Company’s restatement to correct a material error occurs. Recoupment or reimbursement may include compensation paid or awarded during the period covered by the restatement and applies to compensation awarded in periods occurring subsequent to the adoption of the Clawback Policy. We believe our Clawback Policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides a right of recovery in the event that an executive officer took actions that, in hindsight, should not have been rewarded. In addition, appropriate language regarding the policy has been included in applicable documents and award agreements and our executive officers are required to acknowledge in writing that compensation we have awarded to them may be subject to reimbursement, clawback or forfeiture pursuant to the terms of the policy and/or applicable law. We are reviewing the final rule issued by the SEC implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the clawback of incentive-based compensation and will amend the Clawback Policy following the NYSE’s adoption of its final listing standards in accordance with the SEC clawback rules.

Equity Grant Practices

The Compensation Committee approves the grant of stock-based equity awards, such as PSUs, RSUs and options, at its regularly scheduled meetings or by written consent (to be effective on the date of the meeting or receipt of all signed consents, or a later date). In addition, the Committee has authorized, subject to various limitations, our Chief Executive Officer to grant time-based restricted stock units (“RSUs”) to employees (other than to officers or members of the Board or to persons reasonably expected to be hired or promoted into those roles) that may not exceed $500,000 in aggregate grant date value per calendar year. This limited delegation of authority is further limited to RSU grants valued at $75,000 or less per individual in any calendar year. The Compensation Committee and our Chief Executive Officer do not engage in any market timing with regards to the stock-based equity awards made to executive officers or other award recipients. It is the Company’s policy that all stock option grants, if granted, have an exercise price per share equal to the fair market value of our common stock based on the closing market price per share on the grant date. The Chief Executive Officer delegation of authority to issue equity was not utilized by our Chief Executive Officer in 2021 or 2022 and has not been utilized to date in 2023.

Risk Assessment of Compensation Plans

The Compensation Committee’s annual review and approval of our compensation strategy includes the review of compensation-related risk management. In this regard, the Compensation Committee reviews the Company’s compensation programs for employees and executives, including the variable cash incentive plans and long-term, equity-based incentive awards. All of our executive compensation programs and plans were deemed to have substantial risk mitigations which, in the most material compensation programs and incentive plans, include the use of an appropriate, objectively selected peer group to support decision-making, a balanced mix of fixed and variable pay and short- and long-term incentives; use of multiple performance measures including corporate, business unit and individual performance weightings in incentive plans; a portfolio of long-term equity incentives including time-based and performance-based measures; caps, discretion in payment, oversight by non-plan participants, appropriate used of retention-based awards for key executives, significant stock ownership guidelines, pre-approval requirements for executive stock transactions; and the existence of policies prohibiting Company stock hedging and pledging by our directors and executive officers (as described above under “Share Ownership Guidelines; Restrictions on Trading in Company Securities”) and retention of discretion to reduce certain incentive amounts and requiring executive incentive compensation recoupment in specified circumstances as provided under our Clawback Policy described above. Board and management processes are in place to oversee risk associated with our executive incentive compensation programs and practices, including, but not limited to, regular business reviews; alignment of compensation plan goals with our annual and long-term strategic business goals, objectives and performance expectations; review of actual pay from performance-based incentives to validate goal setting processes and the alignment with performance; review of enterprise risk management by the Board as part of the annual strategy and budget reviews; and other appropriate internal controls. The Compensation Committee concluded that the Company’s compensation philosophy, plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on the Company. This determination, which was conducted by our Compensation Committee with the assistance of our other independent directors, senior management and the Compensation Committee’s outside compensation consultant, covered a wide range of practices and policies. The Compensation Committee continues to monitor its compensation policies and practices to determine whether its risk management objectives are being satisfied.

Tax Considerations

U.S. Internal Revenue Code Section 162(m) imposes a $1 million annual limit on the amount that a public company may deduct for compensation paid to covered employees, which generally includes all current and certain former NEOs, who are employed as of the end of the year. As such, any compensation in excess of the $1 million annual limit that we may pay to a covered employee is not deductible.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following Summary Compensation Table provides certain summary information concerning the compensation earned for services rendered in all capacities to TEAM and our subsidiaries for the years ended December 31, 2021 and 2022 by our Chief Executive Officer, Former Chief Executive Officer, Chief Financial Officer, Former Interim Chief Financial Officer and each of our two other most highly compensated executive officers who were serving as executive officers at the end of the 2022 fiscal year (collectively, the “NEOs”). Our former Chief Executive Officer, Mr. Gatti, former Interim Chief Financial Officer, Mr. Kvarda, and former President - AID, Mr. Young, are included in the table as they served as NEOs through March 21, 2022, June 13, 2022 and October 10, 2022, respectively. Additionally, no executive officers who would have otherwise been includable in such table on the basis of total compensation for the 2022 fiscal year have been excluded by reason of their termination of employment or change in executive status during that year. The stock units mentioned in the notes below the Summary Compensation Table are after giving effect to the one-for-ten reverse stock split effective December 21, 2022.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Keith D. Tucker (5)	2022	$541,552	$—	$355,322		$712,289	$11,789		$1,620,952
Chief Executive Officer	2021	$—	$—	$—		$—	$—		$—

Amerino Gatti (6)	2022	$242,675	$—	$—		$—	$1,334,112		$1,576,787
Former Chief Executive Officer	2021	$784,092	$—	$3,716,615	(9)	$—	$15,121	$4,515,828	$4,515,828

Nelson M. Haight (7)	2022	$233,654	$25,000	$224,993		$224,378	$9,383		$717,408
Executive Vice President and Chief Financial Officer	2021	$—	$—	$—		$—	$—		$—

Matthew E. Kvarda (8)	2022	$—	$—	$—		$—	$—		$—
Chief Financial Officer	2021	$—	$—	$—		$—	$—		$—

André C. Bouchard	2022	$428,026	$198,600	$201,447		$191,497	$18,509		$1,038,079
Executive Vice President, Administration, Chief Legal Officer and Secretary	2021	$385,600	$—	$308,969		$—	$14,246		$708,815

Robert J. Young	2022	$333,884	$643,877	$—		$50,056	$14,558		$1,042,375
President, Asset Integrity & Digital Group	2021	$369,456	$—	$292,774		$—	$43,545		$705,775

1.This column includes a discretionary bonus, retention payments and a sign on bonus. Mr. Bouchard received Retention Payments (as hereinafter defined) and one Performance Payment (as hereinafter defined) in Q3 of 2022 totaling $123,600, which were subsequently deducted from the total amount earned by Mr. Bouchard under the 2022 Executive Bonus Plan of $315,097. Mr. Bouchard did not receive a Q4 2022 Retention Payment, as the Q4 2022 Quarterly Retention Program payments were delayed and combined with payment of the Executive Bonus Plan in April 2023. Mr. Bouchard was paid a one-time discretionary bonus of $75,000 for his contributions toward the negotiation and sale of Quest Integrity. Mr. Haight received a sign on bonus of $25,000 in June 2022 when he was appointed as Chief Financial Officer of the Company. Mr. Young received a transaction bonus of $500,000 pursuant to the Transaction Bonus Agreement (hereinafter defined) related to the Quest Integrity sale and Retention Payments and one Performance Payment under the Quarterly Retention Program totaling $144,375 which were subsequently deducted from the total amount earned by Mr. Young under the 2022 Executive Bonus Plan of $194,431.
2.This column shows the aggregate grant date fair value of LTPSUs for fiscal year 2021 and RSUs granted in the years shown. Generally, the aggregate grant date fair value is the amount that Team expects to expense for accounting purposes over the award’s vesting schedule and does not correspond to the actual value, if any, that the Named Executive Officers will realize from the award. In particular, the actual value of LTPSUs received is different from the amount shown because it depends on actual performance and the actual value of the shares at the time of vesting. With respect to outstanding LTPSU awards as of December 31, 2022, the grant date fair value, assuming the highest level of company performance conditions were to be achieved, would be as follows: $547,000 for Mr. Tucker and $570,000 for Mr. Bouchard. With respect to outstanding restricted stock unit awards as of December 31, 2022, the grant date fair value, are as follows: $403,000 for Mr. Tucker, $225,000 for Mr. Haight, and $311,000 for Mr. Bouchard. In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), the aggregate grant date fair value of the LTPSUs is calculated based on the probable outcome of the performance conditions as of the grant date. However, for awards with market-based conditions granted in 2021, a Monte Carlo simulation is used to forecast possible outcomes and determine the fair value at the grant date. Such simulation assumed a two-year term for 2021. The assumptions for 2021 were a risk-free interest rate of 0.13%, Team stock price volatility of 88.3% and volatilities for the peer group companies ranging from 38.1% to 102.0%. See footnote 9 below for the assumptions used to value Mr. Gatti’s one-time special performance stock unit award. There were no LTPSUs granted in 2022. In February 2023, the Compensation Committee assessed the performance of the two independent performance goals under the 2021 LTPSUs and determined the performance goals were not met. As a result, the 2021 LTPSUs held by Messrs. Tucker and Bouchard were forfeited. See footnote 9 below for the assumptions used to value Mr. Gatti’s 2021 one-time special performance stock unit award.
3.Represents the bonuses earned for fiscal year 2022 under our Executive Bonus Plan. The bonuses are paid subsequent to year end based on the final results for the fiscal year. Mr. Bouchard received Retention Payments and one Performance Payment in Q3 of 2022 under the Quarterly Retention Program totaling $123,600, which were subsequently deducted from the total amount earned by Mr. Bouchard under the 2022 Executive Bonus Plan of $315,097. Mr. Young received Retention Payments of $144,375 during fiscal year 2022, which were subsequently deducted from the total amount earned by Mr. Young under the 2022 Executive Bonus Plan of $194,431. Mr. Haight’s bonus award was pro-rated to his June 13, 2022 starting date with the Company. This column excludes any discretionary portions (including the Retention Payments), which are shown in the Bonus column.
4.Represents employer contributions for insurance and the 401(k) Plan. For Mr. Young, the 2021 amount includes retention pay of $30,000 and a car allowance of approximately $12,000. For Mr. Gatti, 2022 amount includes $1.3 million of severance payment and $12,000 of club dues.
5.Mr. Tucker was not a Named Executive Officer during 2021. Mr. Tucker was appointed as Interim Chief Executive Officer on March 21, 2022 and as permanent Chief Executive Officer on November 22, 2022.
6.Effective March 21, 2022, Mr. Gatti was involuntarily terminated and resigned as Chairman and Chief Executive Officer. 57,111 performance stock unit awards (at target) were cancelled following his last day of employment with the Company. This includes a one-time special performance stock unit award of 46,590 awarded in 2021. Total value of performance stock unit was approximately $3.6 million. 13,520 outstanding unvested time-based restricted stock units awarded to Mr. Gatti were vested following his last day of employment with the Company.
7.Mr. Haight was not a Named Executive Officer during 2021. Mr. Haight was appointed as Executive Vice President and Chief Financial Officer effective June 13, 2022.
8.Effective November 12, 2021, Mr. Kvarda was appointed Interim Chief Financial Officer. During 2021, the Company paid his employer, A&M, $813,500 for Mr. Kvarda’s services in 2021. An additional $1,416,621 was paid for the services of additional A&M employees needed to assist Mr. Kvarda in the execution of his duties, and a retainer of $252,900. During 2022, the Company paid A&M $1,319,742 for Mr. Kvarda’s services and an additional $4,412,171 for the services of additional A&M employees required to assist Mr. Kvarda in the execution of his duties.
9.Includes approximately $2.2 million associated with a one-time special performance stock unit award in 2021 consisting of 46,590 shares of Common Stock that would vest upon the achievement of the following Common Stock price milestones prior to the third anniversary of the date of grant (i) 33.33% upon achievement of a Common Stock price of $14; (ii) 33.34% upon achievement of a Common Stock price of $19; (iii) 33.33% upon achievement of a Common Stock price of $24. The fair value of this award was determined based on a Monte Carlo simulation over a three-year term with assumptions of a risk-free interest rate of 0.35% and Team stock price volatility of 70.8%. Effective March 21, 2022, Mr. Gatti was involuntarily terminated and resigned as Chairman and CEO. 57,111 performance stock unit awards (at target) were cancelled on the effective date of Mr. Gatti’s involuntary termination and resignation. This includes the 2021 one-time special performance stock unit award of 46,590 shares.

Narrative Disclosure to Summary Compensation Table

Annual Base Salaries

Base salaries provide our executive officers with a relatively secure level of compensation. Adjustments to base salary rates are typically considered in February of each year and made effective on or about April 1, though mid-year adjustments may be made in the event of promotion or other special circumstance. Upon his appointment to Interim Chief Executive Officer on March 21, 2022, the Compensation Committee increased Mr. Tucker’s annual salary from $385,000 to $590,000 in recognition of his increased responsibilities. Mr. Tucker was appointed as our permanent Chief Executive Officer on November 22, 2022. Effective March 21, 2022, Mr. Bouchard took on additional responsibility for the human resources and administration function and his annual salary was increased from $412,000 to $435,000. On June 13, 2022, Mr. Haight was appointed as our Chief Financial Officer with an annual salary of $450,000. No changes have been made to the base salaries of Messrs. Tucker, Haight or Bouchard during 2023.

Annual Performance Based Incentives Paid in Cash

We use annual performance-based incentives paid in cash to focus our senior executives on financial and operational objectives that the Compensation Committee believes are primary drivers of our financial performance over time and to reward the achievement of short-term financial and operational performance, the execution of strategic objectives, individual contributions to Team results and to provide timely recognition of performance and accomplishments. The Compensation Committee believes that overall levels of annual performance-based incentives paid in cash should be consistent with our overall strategic, financial and operational performance while considering the cyclical nature of our business.

Our Executive Bonus Plan is an annual performance-based incentive plan for our senior executives based upon our annual operating plan and budget approved by our Board (the “Executive Bonus Plan”). Annual awards under the Executive Bonus Plan are based on performance relative to threshold, target and maximum performance levels set at the time the awards are made. When performance falls below the threshold, executives receive no payout. Executive Bonus Plan payouts for achievement at the threshold level of performance are set at 50% of the target payout level, payouts for achievement at the target level of performance are set at 100% of the target payout, and payouts for achievement at the maximum level of performance are set at 200% of the target payout. Performance between any of the established levels yields a proportional payout. For 2022, the performance measures and weightings for the Executive Bonus Plan were as follows: Adjusted EBITDA 60%; Safety (TRIR) 20% and Company and Individual Strategic Objectives 20%.

The Compensation Committee selected Adjusted EBITDA and TRIR as performance measures because they are the critical measures we use internally to manage our business and are measures of our profitability and safety performance. The Compensation Committee believes that our performance against these performance measures is critical to improving the Company’s overall financial and operational health and is a primary driver, over time, of the value of our Company. Additionally, the Committee established shared and individual Strategic Objectives for our executives which were determined to be important drivers of the short- and long-term success of the Company. In selecting these performance measures, setting the performance goals and awarding the corresponding incentive opportunities, the Committee considered the input of management, members of the Board and other Company stakeholders. The Committee, after reviewing the Company’s performance under the Executive Bonus Plan, has the authority to adjust amounts payable under the Executive Bonus Plan in its discretion.

The Compensation Committee established the following performance goals for the Executive Bonus Plan. The annual Adjusted EBITDA target was amended to include the adjusted EBITDA performance of Quest Integrity for the period from January 1, 2022 to November 1, 2022 (the date the Quest Integrity sale was completed):

•Annual Adjusted EBITDA target of $42.3 million with threshold performance of $32.9 million and maximum performance of $60.5 million;
•Safety performance target TRIR of 0.3 with threshold performance at 0.32 and maximum performance at 0.26; and
•Strategic Objectives for each of our senior executives as follows:
◦For Mr. Tucker – (i) proactively drive significant reductions in the Company’s corporate overhead, (ii) drive improvement in the performance of the MOS segment and (iii) optimize the Company’s organizational structure and overall culture to drive performance.
◦For Mr. Haight – (i) proactively drive significant reductions in the Company’s corporate overhead and improve overall liquidity; (ii) improve the Company’s financial reporting process, develop internal talent in Mr. Haight’s areas of responsibility and improve the financial planning and analysis function of the Company; (iii) stabilize and improve the Company’s accounting and finance function through implementation of new processes and procedures and improve collaboration with the field organization
◦For Mr. Bouchard – (i) proactively drive significant reductions in the Company’s corporate overhead; (ii) develop a key employee retention program for the Company and optimize vendor spend for the legal, human resources, and investor relations departments and other public company costs; (iii) successful management and resolution of key litigation matters and coordination with the Company’s QHSE department to improve safety and quality; and (iv) address challenges with the 2022 insurance renewal to successfully renew the Company’s insurance programs.

In evaluating the achievement of the 2022 performance goals, the Compensation Committee determined the following:

•The Company achieved an adjusted EBITDA performance of $42.4 million (including the adjusted EBITDA performance of Quest Integrity up to November 1, 2022), which exceeded the target level of performance (as amended);
•The Company achieved safety performance of a 0.18 TRIR, which exceeded the excellence level of performance and was the 2nd best TRIR in Company history; and
•Each of Messrs. Tucker, Haight and Bouchard were determined to have met their Strategic Objectives at the target level of performance. The Compensation Committee noted that the Company achieved at least $15 million of corporate overhead reductions meeting the targeted level of cost reduction; the MOS segment increased its annual revenues year over year by 10%, increased annual Adjusted EBITDA year over year by 39% and achieved strong safety performance with a 0.14 TRIR; the Company completed a full restructuring of the organization that resulted in materially reduced SG&A, improved financial performance, strong safety performance and an improved culture; Mr. Haight successfully organized and stabilized the financial organization, hiring a VP, FP&A and developing ten new accounting processes and procedures; Mr. Bouchard developed a cost effective key employee retention program that successfully retained more than 95% of participants; favorably resolved four significant litigation matters, collaborated with the QHSE department to improve quality and safety processes and procedures and renewed the Company’s 2022 casualty insurance programs at 10% below the projected renewal budget.

The actual annual bonus amounts earned by each of the Named Executive Officers in fiscal year 2022 can be found in the “Summary Compensation Table” above.

2022 Quarterly Retention Program

Mr. Bouchard and Mr. Young participated in the Company’s 2022 quarterly retention bonus plan (the “Quarterly Retention Program”). The Quarterly Retention Program, which was part of the 2022 Executive Bonus Plan, was designed to provide participants with an opportunity to receive a minimum of 50% of their target bonus opportunity under the 2022 Executive Bonus Plan (“Retention Payments”) with 50% of the time-based Retention Payments payable in July 2022, 25% payable in November 2022 and 25% payable in March or April 2023. To receive the Retention Payments, participants were required to remain employed with the Company from January 2022 through February 2023 (the “Retention Period”). Upon any voluntarily resignation by the participant prior to the end of the Retention Period, the participant was required to pay back any Retention Payments received. Additionally, Quarterly Retention Program participants could earn up to an additional 50% of their target bonus opportunity if the Company met each of the half year or quarterly key performance objectives established by the Company (“Performance Payments”), which, if earned, were payable on the same schedule as the Retention Payments. All Retention and Performance Payments earned and paid to participants were deducted from the final individual calculation of the amounts earned under the 2022 Executive Bonus Plan, unless the amount earned under the 2022 Executive Bonus Plan was less than the total of the Retention Payments and Performance Payments earned under the Quarterly Retention Program.

Mr. Bouchard received Retention Payments and one Performance Payment in Q3 of 2022 totaling $123,600, which were subsequently deducted from the total amount earned by Mr. Bouchard under the 2022 Executive Bonus Plan. Mr. Bouchard did not receive a Q4 2022 Retention Payment, as the Q4 2022 Quarterly Retention Program payments were delayed and combined with payment of the Executive Bonus Plan in 2023. Mr. Young received Retention and Performance Payments totaling $144,375 in 2022, which were subsequently deducted from the total amount Mr. Young earned under the 2022 Executive Bonus Plan. The actual annual bonus amounts earned by Mr. Bouchard and Mr. Young can be found in the “Summary Compensation Table” above.

Quest Integrity Sale – Strategic Project Bonus Agreement and Discretionary Bonus

On June 10, 2022, the Company entered into a strategic project bonus agreement (“Transaction Bonus Agreement”) with Mr. Young to provide Mr. Young with a financial incentive to maximize the value of the sale of Quest Integrity. Under the terms of the Transaction Bonus Agreement Mr. Young could earn pre-established bonus amounts of increasing value based upon the aggregate amount of pre-tax cash proceeds and/or the aggregate fair market value of securities or other property received by the Company in connection with the sale of substantially all the assets or equity of Quest Integrity Group, LLC, as determined in good faith by the Compensation Committee. To receive the transaction bonus payment, Mr. Young was required to sign an irrevocable general release agreement and non-compete and non-solicitation agreement (“Transaction Release Agreement”) for a term of one year in the form prescribed by the Company. Quest Integrity was sold by the Company on November 1, 2022 and Mr. Young earned a transaction bonus. The transaction bonus amount earned by Mr. Young can be found in the “Summary Compensation Table” above.

Mr. Bouchard was paid a one-time discretionary bonus of $75,000 on December 9, 2022 in recognition of his significant contributions toward the negotiation and sale of Quest Integrity.

Long-Term Incentive Compensation

Long-term compensation grants to our executive officers provide them with personal financial motivation and a stake in our long- term success. The Committee believes these awards also help us retain executives who are committed to achieving our corporate goals.

The Compensation Committee independently reviews market data, considers any management proposals, consults with outside experts as needed and makes its own determinations for the granting of any equity-based awards. In awarding long term incentives, the Compensation Committee considers the level of responsibility, prior experience and achievement of individual performance criteria, as well as peer company comparisons and other factors which are described in the “Executive Compensation” section above. In addition, the Compensation Committee considers past grants of long-term incentive awards, as well as current equity holdings of our executives to ensure alignment with our shareholder interests.

In March 2021, the Compensation Committee, in consultation with Mercer, approved grants of the following awards to Messrs. Tucker, Gatti, Bouchard and Young: (i) LTPSU awards with a two-year performance period from January 1, 2021 through December 31, 2022 and (ii) RSU awards, granted in November 2021, with annual vesting over three years.

Performance Awards (LTPSUs)

Mr. Gatti, who was involuntarily terminated as Chairman and Chief Executive Officer on March 21, 2022, received an LTPSU grant in March 2021 and a special performance equity award in May 2021, which were both forfeited on April 1, 2022 in connection with his termination of employment.

The 2021 LTPSUs were subject to a concurrent two-year performance period. Each LTPSU represented the right to receive, if and to the extent designated performance goals covering the two-fiscal-year performance cycle are satisfied, a “target award” equal to a specified number of shares of our Common Stock following completion of the identified two-year performance cycle.

In February 2023, the Compensation Committee assessed the performance of the two independent performance goals under the 2021 LTPSUs and determined the performance goals were not met. As a result, the 2021 LTPSUs held by Messrs. Tucker and Bouchard were forfeited. No LTPSUs were granted during 2022.

Time-Based RSUs

In November 2021, the Compensation Committee awarded RSUs to Messrs. Tucker, Gatti, Bouchard and Young. Our RSU awards permit each of Messrs. Tucker, Gatti, Bouchard and Young, upon expiration of the time-based restrictions, to receive shares in an amount equal to a specified number of shares of Common Stock. The restrictions on the awards expire in equal annual installments on the first, second, and third anniversaries of the date of grant, unless earlier terminated in accordance with the Team, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan”). For 2022, special RSU grants were made to Messrs. Tucker, Haight and Bouchard as described below in “Special Equity Awards Granted in 2022.”

As part of the separation agreement entered into with Mr. Gatti and the Transaction Release Agreement entered into with Mr. Young the vesting of all or a portion of certain of their respective previously granted time-based RSU awards were accelerated, as discussed under “Separation Agreement with Mr. Gatti” and “Transaction Release Agreement with Mr. Young.”

Special Equity Awards Granted in 2022

In 2022, to address the Company’s financial situation, the Board and senior management were focused on a number of critical short-term objectives including a significant reorganization of the Company, the reduction of corporate overhead and the achievement of a number of other key strategic objectives. In recognition of the importance of executive retention and stability and to align our senior executives with our shareholder interests, the Compensation Committee granted special time-based RSU awards to Messrs. Tucker, Haight and Bouchard consisting of a component payable in equity and a component payable in cash.

As part of his promotion to Chief Executive Officer, Mr. Tucker was granted an incentive opportunity that fully vested on March 21, 2023, consisting of (i) a time restricted stock unit award of 216,668 shares of the Company’s common stock, adjusted to 21,666 shares following the Company’s reverse stock split, subject to vesting at 50% of the award in the event that Mr. Tucker was no longer serving as the Company’s Interim or Permanent Chief Executive Officer on the vesting date, and (ii) a one-time cash-incentive award valued at $325,000, subject to his continued employment with the Company through the one-year vesting period.

As part of his offer letter, on June 13, 2022, Mr. Haight received a long-term incentive opportunity consisting of: (i) a restricted stock unit award of 261,628 shares of the Company’s common stock, adjusted to 26,162 shares following the Company’s reverse stock split, and (ii) a cash incentive award of $225,000, both vesting ratably over a three-year period, subject to his continued employment with the Company through the three-year vesting period.

On November 15, 2022, Mr. Bouchard received a long-term incentive opportunity consisting of (i) a restricted stock unit award of 261,628 shares of the Company’s common stock, adjusted to 26,162 shares following the Company’s reverse stock split, and (ii) a cash incentive award of $225,000, both vesting ratably over a three-year period, subject to his continued employment with the Company through the three-year vesting period.

Employment and Compensation Arrangements

None of the Named Executive Officers have employment agreements with the Company. However, certain Named Executive Officers are subject to other employment arrangements, as described below.

Interim Chief Executive Officer Compensation Arrangement

On March 21, 2022, the Company entered into an offer letter with Mr. Tucker to serve as Interim Chief Executive Officer of the Company effective March 21, 2022. The Compensation Committee engaged WTW to provide market and peer compensation data and recommendations on the structure and amount of all elements of the compensation package for the Chief Executive Officer. Mr. Tucker was named our permanent Chief Executive Officer on November 22, 2022.

Under the terms of the offer letter, Mr. Tucker’s base salary was set at $590,000. The terms of the offer letter provided that following his tenure as our Interim Chief Executive Officer, Mr. Tucker could become the permanent Chief Executive Officer, return to his prior role as a President, or transition to a role of Chief Operating Officer or an equivalent role. In the event Mr. Tucker assumed one of the non-Chief Executive Officer roles, his annual base salary would have been no less than $480,000. Mr. Tucker accepted the role as our permanent Chief Executive Officer on November 22, 2022. Mr. Tucker is eligible for an annual incentive bonus of 100% of his annual base salary with a maximum payout of 200% of annual base salary, depending on the achievement of performance criteria established by the Compensation Committee. The offer letter further provided that Mr. Tucker be granted a long-term incentive opportunity valued at approximately $680,000 that would vest on March 21, 2023, subject to applicable terms and conditions including Mr. Tucker’s continued employment with the Company, and consists of (i) a one-time restricted stock unit award with respect to 216,668 shares of the Company’s common stock, adjusted to 21,666 shares following the Company’s reverse stock split, which will only vest at 50% of the award in the event that Mr. Tucker no longer serves as the Company’s Interim or Permanent Chief Executive Officer prior to the date of vesting, and (ii) a one-time cash-incentive award valued at $325,000. The Company elected to issue a portion of the incentive award in cash to promote retention and to preserve available shares in the 2018 Plan, given the historically low stock price at the time of the award.

Separation Agreement with Mr. Gatti

Mr. Gatti was involuntarily terminated and resigned from the role of Chairman and Chief Executive Officer, effective March 21, 2022, and we entered into a separation agreement with Mr. Gatti consistent with our executive severance policy. The separation agreement provided for Mr. Gatti’s continued employment as a strategic advisor until April 1, 2022, the payment of 18 months of base salary, paid in part in equal installments over a 12 month period and with the remainder paid in a single lump sum on or before March 15, 2023, a single lump sum payment of $44,000 in accordance with the terms of the Company’s executive severance policy and the immediate vesting of the outstanding time-based restricted stock units previously awarded to Mr. Gatti, in exchange for Mr. Gatti’s release of claims against the Company and agreement to certain restrictive covenants, including non-compete and employee and customer non-solicit covenants that apply for 12 months following Mr. Gatti’s termination of employment. Following his termination of employment, Mr. Gatti agreed to serve as a consultant for a 12-month period in exchange for a consulting fee of $39,583 per month. The incremental fair value of certain of Mr. Gatti’s stock awards is reported in the “Summary Compensation Table” above.

Chief Financial Officer Compensation Arrangement

On June 13, 2022, the Company entered into an offer letter with Mr. Haight to serve as Chief Financial Officer of the Company effective June 13, 2022. The Compensation Committee engaged WTW to provide market and peer compensation data and recommendations on the structure and amount of all elements of the compensation package for the Chief Financial Officer.

Under the terms of the offer letter, Mr. Haight’s base salary was set at $450,000. Mr. Haight is eligible for an annual incentive bonus of 75% of his annual base salary with a maximum payout of 150% of annual base salary, depending on the achievement of performance criteria established by the Compensation Committee. The offer letter further provides that Mr. Haight be granted a long-term incentive opportunity valued at approximately $450,000 and consists of (i) a one-time restricted stock unit award with respect to 261,628 shares of the Company’s common stock, adjusted to 26,162 shares following the Company’s reverse stock split,, and (ii) a one-time cash-incentive award valued at $225,000 both vesting ratably over three years, subject to applicable terms and conditions including Mr. Haight’s continued employment with the Company. The Company elected to issue a portion of the incentive award in cash to promote retention and to preserve available shares in the 2018 Plan, given the historically low stock price at the time of the award. Mr. Haight’s offer letter provides for certain severance benefits upon a termination of employment. Please see section entitled “Additional Narrative Disclosure – Potential Payments Upon Termination or a Change in Control” below for more details regarding the severance benefits Mr. Haight is entitled to receive.

Agreement with Alvarez & Marsal to Employ Mr. Kvarda as Interim Chief Financial Officer

The Board appointed Mr. Kvarda as Interim Chief Financial Officer of the Company, effective as of November 12, 2021. Mr. Kvarda served in that role until his resignation on June 13, 2022. In connection with his appointment as Interim Chief Financial Officer, the Company entered into an engagement letter with Alvarez & Marsal North America, LLC (“A&M”), providing for Mr. Kvarda’s services and the services of additional A&M employees as needed to assist Mr. Kvarda in the execution of his duties. Under the terms of the engagement letter, during his service at the Company, Mr. Kvarda continued to be employed by A&M and was not entitled to receive any compensation directly from the Company or participate in any of the Company’s employee benefit plans. The Company paid A&M monthly fixed fee of $225,000 for Mr. Kvarda’s services, including a retainer of approximately $252,900. In 2021, the Company paid A&M $813,500 for Mr. Kvarda’s services and an additional $1,416,621 for the services of additional A&M employees needed to assist Mr. Kvarda in the execution of his duties. In 2022, the Company paid A&M $1,319,742 for Mr. Kvarda’s services and an additional $4,412,171 for the services of additional A&M employees required to assist Mr. Kvarda in the execution of his duties.

Transaction Release Agreement with Mr. Young

As described in the section titled “Quest Integrity Sale - Strategic Project Bonus Agreement and Discretionary Bonus,” as part of the Transaction Bonus Agreement Mr. Young entered into the Transaction Release Agreement with the Company. Under the terms of the Transaction Release Agreement, Mr. Young executed an irrevocable general release agreement, non-compete and non-solicitation agreement for a term of one year. Additionally, the Company agreed to accelerate the vesting of 70% of Mr. Young’s unvested RSUs and confirmed Mr. Young’s eligibility to participate in the 2022 Annual Executive Bonus Plan pro-rated from the date of his resignation as an officer of the Company on October 10, 2022, subject to achievement of the applicable performance goals.

Retirement Plans

During 2019, we established a non-qualified, deferred compensation plan for certain key executives of the Company, including our Named Executive Officers (the “Deferred Compensation Plan”). Under our Deferred Compensation Plan, certain key executives were eligible to defer from 10% to 100% of the compensation they received in salary or under our annual cash bonus plan, consisting of up to 50% of their base annual pay and up to 100% of their annual cash bonus. The Deferred Compensation Plan provided an opportunity for individual retirement savings on a tax- and cost-effective basis on compensation above the Code limits provided under the 401(k) Plan. We matched deferrals in the Deferred Compensation Plan at the same percentage as provided under the 401(k) Plan for amounts contributed over the Code limit, subject to a deferral cap of the base annual salary of the plan participant. In April 2020, as part of our response to the COVID-19 pandemic, we suspended and did not restore the employer match in our Deferred Compensation Plan. The Deferred Compensation Plan was terminated, and the accounts were distributed to participants on May 11, 2022.

We provided a defined benefit pension plan for certain employees in the United Kingdom, which was not available to our Board members or senior executives. We offer a defined contribution, or 401(k), plan to all of our employees based in the United States, including the Named Executive Officers, which provides an employer match of 50% of up to 6% of the employee’s contribution. In April 2020, as part of our response to the COVID-19 pandemic, we suspended the employer match in our 401(k) plan and on October 1, 2021 we restored, a portion of the employer match, 50% of the first 3% in our 401(k) Plan. On January 1, 2023, we fully restored the employer match in our 401(k) plan to provide an employer match of 50% of the first 6% of the employee’s contribution.

Perquisites and Benefits

Our executive officers are eligible to participate in our broad-based medical, dental, vision, life and accidental death insurance programs. In 2022, our NEO’s did not receive any perquisites not available to other U.S. based employees of the Company.

Outstanding Equity Awards at 2022 Year-End

The following table summarizes the equity awards we have made to our Named Executive Officers which are outstanding as of December 31, 2022. None of the Named Executive Officers have options outstanding.

	STOCK AWARDS
	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Name
André C. Bouchard	11/15/2019	299	$1,570
	11/15/2020	512	$2,688
	3/15/2021	2,138	$11,225
	11/17/2021	1,025	$5,381
	11/15/2022	26,162	$137,351

Nelson M. Haight	6/21/2022	26,162	$137,351

Keith D. Tucker	11/15/2019	112	$588
	11/15/2020	192	$1,008
	3/15/2021	2,053	$10,778
	11/17/2021	820	$4,305
	3/21/2022	21,666	$113,746

1.Market value of Team Common Stock calculated based on the December 31, 2022 close price of $5.25, the last trading day of 2022.

Additional Narrative Disclosure

Potential Payments Upon Termination or a Change in Control

Pursuant to Mr. Tucker’s offer letter, Mr. Tucker is eligible to participate in the Company’s Executive Severance Policy (as defined below), which includes customary non-compete and release requirements. Mr. Tucker agreed, as part of the offer letter, that while serving as the Interim Chief Executive Officer, he would be eligible for benefits associated with the Chief Executive Officer position, but that a return to a President, Chief Operating Officer or similar position would not result in eligibility for Chief Executive Officer-level severance benefits.

As set forth in Mr. Haight’s offer letter, Mr. Haight is eligible to participate in the Company’s Executive Severance Policy and entitled to receive continued salary for 12 months (except that for a period of one year from his start date Mr. Haight would be entitled to receive continued salary for 15 months under such circumstances). In case such involuntary termination without cause or voluntary termination with good reason occurs within 90 days prior or within 360 days after a change of control, Mr. Haight would be entitled to a single lump sum payment equal to 24 months of annual base salary plus an amount equal to the higher of the most recent paid bonus or the average bonus paid for the prior three years.

In connection with the Company’s financing, on February 9, 2022, the Board approved an amendment to the Executive Severance Policy, as amended (the “Executive Severance Policy”), to provide that the Company’s financing would not constitute a change in control for purposes of the Executive Severance Policy and to amend the definition of change in control, consistent with the 2018 Plan. As a condition of the Company’s financing, the participants in the Executive Severance Policy, which include our eligible NEOs, executed a consent waiving any change in control entitlement in connection with the Company’s financing for purposes of the Executive Severance Policy and agreeing to the modification in the change in control definition in exchange for the Company’s agreement to refrain from further modifications to the Executive Severance Policy with respect to those participants.

The Executive Severance Policy provides generally that upon (i) involuntary termination by the Company without cause and (ii) employee voluntary termination for good reason, the terminated executive would receive:

a.a continued salary for a stated period (18 months for Mr. Tucker, 15 months for Mr. Bouchard and 12 months for Mr. Haight, except that Mr. Haight shall be entitled to receive 15 months if he is termed prior to June 2023), a portion of which may be paid in a single lump sum if necessary to satisfy exception requirements of Section 409A of the Code;
b.a single lump sum payment ($19,000 for Mr. Tucker and $15,500 for Messrs. Bouchard and Haight) to compensate the executives for health and welfare benefits; and
c.access to outplacement assistance paid by the Company for six months.

In exchange for such benefits, the executive must enter into a general release agreement and one-year non-competition agreement with the Company. If the employee breaches the non-competition agreement prior to its expiration, the Company has the right to suspend all subsequent severance payments and to seek restitution for payments already made.

Severance benefits are also triggered when an involuntary termination without cause or voluntary termination for good reason occurs within 90 days before or within 360 days after a change of control. In such event, the terminated executive would generally receive:

a.a supplemental single lump sum salary payment equivalent to 36 months for Mr. Tucker and 30 months for Messrs. Bouchard and Haight, payable on the 91st day following termination;
b.a supplemental single sum compensation payment representing annual bonus opportunities, calculated as the higher of the most recent year’s paid bonus or the average bonus paid for the last three years (three times annual bonus opportunity for Mr. Tucker and two and one-half times annual bonus opportunity for Messrs. Bouchard and Haight);
c.a single lump sum payment ($66,000 for Mr. Tucker and $55,000 for Messrs. Bouchard and Haight) to compensate the executives for health and welfare benefits payable on the 91st day following termination; and
d.access to outplacement assistance paid by the Company for six months.

These enhanced severance benefits are generally payable 91 days after termination from employment and are only available where both a change in control and an involuntary separation without cause or a voluntary separation for good reason occur. In exchange for such benefits, the executive must enter into a general release and six-month non-competition agreement with the Company.

For purposes of the Executive Severance Policy, the following definitions apply:

A “change in control” has the same meaning as set forth in the 2018 Plan and generally means the first to occur of any of the following events:

a.any person is or becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company or 90% or more of the Company’s operating assets, other than in certain limited transactions; or
b.except for certain transactions, the consummation of a merger, consolidation, or other reorganization of the Company.

A “voluntary separation for good reason” means the termination of employment by the executive upon the occurrence of any of the following events without the consent of the executive:

a.a material diminution in the base compensation of the executive;
b.a material change in geographic work location for an executive to a location more than 50 miles from the executive’s current work location; or
c.a material diminution in the executive’s authorities, duties or responsibilities, and position within the leadership team; provided, however, that a “voluntary separation for good reason” shall not be considered to occur solely because an executive’s authorities, duties or responsibilities, and position are reallocated to other senior executives based on a good faith determination by the Board that such reallocation is necessary in order for the Company to adequately address material growth and/or expansion of the business.

An “involuntary termination of employment without cause” means a termination from employment that is not the result of:

a.a good faith determination by the Board that the executive knowingly committed material acts involving fraud, dishonesty or violations of criminal or other statutes; or
b.a good faith determination by the Board that the executive knowingly violated the Company’s Code of Business Conduct and Ethics.

The Board administers the Executive Severance Policy consistent with Section 409A of the Code and makes the final good faith determination on whether or not an involuntary termination is for cause or without cause; whether or not a voluntary termination is for good reason; and whether or not a change of control event has occurred and is objectively determinable.

PAY VERSUS PERFORMANCE

The following table shows the total compensation for our NEOs for the past two fiscal years as set forth in the Summary Compensation Table, the “compensation actually paid” to our CEO and Former CEO and, on an average basis, our other NEOs (in each case, as determined under SEC rules).

	Summary		Average Summary		Average Compensation		Value of Initial
	Compensation	Compensation	Compensation		Actually Paid To		Fixed $100
	Table Total for	Actually Paid	Table Total for		Non-PEO		Investment Based On:
Year	PEO (1)	to PEO (1)(2)	Non-PEO NEOs (3)		NEOs (3)(2)		Total Shareholder Return (4)	Net Income (5)
2022	$3,197,739	$2,909,711	$932,621	(6)	$861,259	(6)	$4.82	$70,079
2021	$4,515,828	$(2,872,747)	$707,295	(7)	$(17,340)	(7)	$10.09	$(186,019)

(1) The names of the Principal Executive Officers of the Company (each, a “PEO”) reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2022, Keith Tucker and Amerino Gatti, and (ii) for fiscal year 2021, Amerino Gatti.
(2) In calculating the “compensation actually paid” amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values, such as assumed volatility and risk-free rate differ from those used at the time of grant due to the fluctuation in the stock price and the corresponding Monte Carlo Value simulations valued as of the corresponding dates in accordance with Item 402(v) of Regulation S-K.

(3) The names of each of the non-PEO NEOs reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2022, Nelson M. Haight, André C. Bouchard and Robert J. Young, and (ii) for fiscal year 2021, André C. Bouchard and Robert J. Young.

(4) The Company TSR reflected in this column for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K.

(5) Represents the amount of net income (loss) reflected in the Company’s audited GAAP financial statements for each applicable fiscal year.

(6) For fiscal year 2022, the “compensation actually paid” to the PEO and the “average compensation actually paid” to the non-PEO NEOs reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2022, computed in accordance with Item 402(v) of Regulation S-K.

	PEO	Average Non-PEO NEOs
Total Compensation Reported in 2022 Summary Compensation Table	$3,197,739	$932,621
Less: Grant Date Fair Value of Stock & Option Awards Reported in the 2022 Summary Compensation Table	(355,322)	(142,147)
Plus: Year-End Fair Value of Awards Granted in 2022 that are Outstanding and Unvested	113,747	91,567
Less: Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	(12,717)	(5,667)
Plus: Vesting Date Fair Value of Awards Granted in 2022 that Vested in 2022	—	—
Plus: Change in Fair Value of Awards Granted in Prior Years that Vested in 2022 (From Prior Year-End to Vesting Date)	155,320	(3,486)
Less: Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2022	(189,056)	(11,629)
Plus: Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2022 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2022)	—	—
Total Adjustments	$(288,028)	$(71,362)

Compensation Actually Paid for Fiscal Year 2022	$2,909,711	$861,259

(7) For fiscal year 2021, the “compensation actually paid” to the PEO and the “average compensation actually paid” to the non-PEO NEOs reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2021, computed in accordance with Item 402(v) of Regulation S-K.

	PEO	Average Non-PEO NEOs
Total Compensation Reported in 2021 Summary Compensation Table	$4,515,828	$707,295
Less: Grant Date Fair Value of Stock & Option Awards Reported in the 2021 Summary Compensation Table	(3,716,615)	(300,872)
Plus: Year-End Fair Value of Awards Granted in 2021 that are Outstanding and Unvested	126,091	26,503
Less: Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	(1,707,612)	(290,742)
Plus: Vesting Date Fair Value of Awards Granted in 2021 that Vested in 2021	—	—
Less: Change in Fair Value of Awards Granted in Prior Years that Vested in 2021 (From Prior Year-End to Vesting Date)	(370,950)	(89,314)
Less: Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2021	(1,719,489)	(70,210)
Plus: Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2021 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2021)	—	—
Total Adjustments	$(7,388,575)	$(724,635)

Compensation Actually Paid for Fiscal Year 2021	$(2,872,747)	$(17,340)

Pay versus Performance Comparative Disclosure

Compensation Actually Paid and Company TSR

The amount of “compensation actually paid” to our PEOs and the “average compensation actually paid” to our other NEOs is aligned with the Company’s cumulative TSR over the two years presented in the table. The alignment of “compensation actually paid” with the Company’s TSR over the period is due to the fact that a significant portion of the “compensation actually paid” to our PEO and other NEOs is comprised of equity awards. For example, for 2021, approximately 82% and 43% of the value of total compensation awarded to our Former CEO Mr. Gatti and our other NEOs (Messrs. Bouchard and Young), respectively, was comprised of equity awards, including restricted stock awards and performance units. While TSR was negative in 2022, the Company made significant financial improvement in 2022 as described in “Annual Performance Based Incentives Paid in Cash”.

Compensation Actually Paid and Net Income

While the Company does not use net income as a performance measure in its overall executive compensation programs, the measure of net income is generally correlated with the measure of Adjusted EBITDA, which comprises a significant portion of the performance goals for the Company’s Annual Executive Bonus Plan and 2021 LTPSUs. For 2021, none of the Annual Executive Bonus Plan or 2021 LTPSU performance metrics were met, resulting in 0% of the value of total compensation awarded to our PEO and our other NEOs from these awards. The above Pay for Performance tables for 2022 do not reflect the cancellation of the 2021 LTPSUs, because, although the performance period in the 2021 LTPSUs ended on December 31, 2022, the Compensation Committee did not make a formal assessment until February 2023.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2022, with respect to our equity compensation plans previously approved by our shareholders and equity compensation plans not previously approved by our shareholders.

	Equity Compensation Plans
Plan Category	Number of securities to be issued upon exercise of outstanding options and vesting of outstanding stock awards (1)	Weighted-average exercise price of outstanding options and vesting of outstanding stock awards (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(3)
Equity compensation plans approved by shareholders	107,466	$3.40	328,943
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	107,466	$3.40	328,943

(1)For purposes of the table above, includes eight thousand long term performance-based stock units outstanding at December 31, 2022 at the maximum performance level. These performance-based stock units, outstanding as of December 31, 2022 were cancelled in February 2023 due to non-achievement of the performance target.
(2)The weighted-average exercise price shown above includes RSUs and PSUs, which have no exercise price. Excluding the impact of RSUs and PSUs, the outstanding stock options had a weighted-average exercise price of $356.03 per share.
(3)Represents amounts available to grant as of December 31, 2022 under the 2018 Plan, approved by shareholders in May 2018 and amended and approved by our shareholders in May 2021, which replaced our previous equity compensation plans. In February 2023 eight thousand performance units outstanding at December 31, 2022 were cancelled under the 2021 Long-Term Performance Stock Unit Awards, and became available for future grants of awards under the 2018 Plan.

Corporate Executive Officer Compensation and Benefit Continuation Policy

Our Board adopted the “Executive Severance Policy” which recognizes certain leadership roles that are critical to our success and provides our executive management with reasonable assurances of continued compensation in the event of certain separations from the Company for reasons other than “for cause.”

The Board administers this policy consistent with Section 409A of the Code and makes the final good faith determination on whether or not an involuntary termination is for cause or without cause; whether or not a voluntary termination is for good reason; and whether or not a change of control event has occurred and is objectively determinable.

Please see section entitled “Additional Narrative Disclosure – Potential Payments Upon Termination or a Change in Control” below for more details regarding the Executive Severance Policy and the benefits certain members of our executive management are entitled to receive.

HOLDINGS OF MAJOR SHAREHOLDERS, OFFICERS AND DIRECTORS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock (our only class of voting securities), after giving effect to the one-for-ten reverse stock split effected by our board of directors on December 21, 2022 and as of March 30, 2023 for (a) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director or nominee for director, (c) the Named Executive Officers and (d) all senior executive officers and directors as a group. The information shown assumes the exercise by each person (or all directors and officers as a group) of the stock options owned by such person that are exercisable within 60 days of March 30, 2023. Unless otherwise indicated, the address of each person named below is the address of the Company at 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Outstanding Common Stock
Keith D. Tucker	18,626	(2)	*
Nelson M. Haight	—	(3)	*
André C. Bouchard	9,318	(4)	*
Michael J. Caliel	6,424	(5)	*
Jeffery G. Davis	10,849		*
Anthony R. Horton	999		*
Evan S. Lederman	5,430		*
J. Michael Anderson	—		*
Edward J. Stenger	2,890		*
All directors, nominees and executive officers as a group (9 persons)	54,536	(6)	1.2%
APSC Holdco II, L.P.	500,000	(7)	11.5%
Corre Opportunities Qualified Master Fund, LP	1,208,709	(8)(9)	27.8%
Corre Horizon Fund, LP	366,034	(8)(10)	8.4%
Corre Horizon II Fund, LP	379,803	(8)(11)	8.8%
______________
 * Less than 1% of outstanding Common Stock.

1.The information as to beneficial ownership of Common Stock has been furnished, respectively, by the persons and entities listed, except as indicated below. Each individual or entity has sole power to vote and dispose of all shares listed opposite his, her or its name except as indicated below.
2.Includes approximately 815 shares indirectly held through a Company stock fund in the 401(k) plan. Excludes 1,124 unvested RSUs of which 714 RSUs will vest in November 2023 and 410 unvested RSUs will vest in November 2024.
3.Excludes 26,162 shares underlying unvested restricted stock units which vest one-third on June 21, 2023, 2024 and 2025, unless earlier terminated.
4.Includes approximately 1,059 shares indirectly held through a Company stock fund in the 401(k) plan. Excludes 1,836 unvested RSUs of which 1,324 RSUs will vest in November 2023 and 512 unvested RSUs will vest in November 2024. Also excludes 26,162 shares underlying unvested restricted stock units which vest one-third on November 15, 2023, 2024 and 2025, unless earlier terminated.
5.Includes 4,424 shares underlying unvested restricted stock units which vest on April 8, 2023.
6.Includes 1,874 shares held in an employee benefit plan.
7.As reported on Amendment No. 3 to Schedule 13D filed with the SEC on February 15, 2022 by Corre Partners Management, LLC (the “Investment Advisor”), 12 East 49th Street, 40th Floor, New York, NY 10017. According to such Schedule 13D, Corre Opportunities Qualified Master Fund, LP (“Corre Qualified Fund”), Corre Qualified Fund has shared voting power and shared dispositive power with respect to 9,536,514 shares; Corre Horizon Fund, LP (“Corre Horizon”) has shared voting power and shared dispositive power with respect to 2,499,430 shares; Corre Horizon II Fund, LP (“Corre Horizon II” and together with Corre Qualified Fund and Corre Horizon, the “Funds”) has shared voting power and shared dispositive power with respect to 2,509,528 shares; Corre Partners Advisors, LLC (the “General Partner”) has shared voting power and shared dispositive power with respect to 14,545,472 shares; the Investment Advisor has shared voting power and shared dispositive power with respect to 14,545,472 shares; John Barrett has shared voting power and shared dispositive power with respect to 14,545,472 shares; and Eric Soderlund has shared voting power and shared dispositive power with respect to 14,545,472 shares. The General Partner serves as the general partner to the Funds, the Investment Advisor has been delegated investment authority over the assets of the Funds by the General Partner. According to such Schedule 13D: (i) Corre Opportunities Fund may be deemed to be the beneficial owner of 9,536,514 shares of Common Stock, (ii) Corre Horizon may be deemed to be the beneficial owner of 2,499,430 shares of Common Stock, (iii) Corre Horizon II may be deemed to be the beneficial owner of 2,509,528 shares of Common Stock, and (iv) each of the General Partner, the Investment Adviser, Mr. Barrett and Mr. Soderlund may be deemed to be the beneficial owner of 14,545,472 shares of Common Stock.

8.The number of shares consists solely of shares issuable upon exercise of the Second A&R AP Warrant. While the total number of shares of our common stock issuable upon exercise of the Second A&R AP Warrant is being registered under the registration statement of which this prospectus forms a part, pursuant to the terms of the Second A&R AP Warrant, the selling securityholder is not permitted to exercise such warrant to the extent that such exercise would result in the selling securityholder and its affiliates and any other persons or entities whose beneficial ownership of our common stock would be aggregated with such selling securityholder for purposes of Section 13(d) of the Exchange Act, beneficially owning more than 9.9% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants. For purposes of the 9.9% beneficial ownership exercise restriction, beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulation promulgated thereunder. The business address of APSC Holdco II, L.P. is c/o Iron Park Capital Partners L.P., 535 Madison Avenue, 31st Floor, New York, NY 10022. Atlantic Park Strategic Capital Parallel Master Fund, L.P. is the sole beneficial owner of APSC Holdco II, L.P. Pursuant to an Investment Management Agreement, Atlantic Park Strategic Capital Parallel Master Fund, L.P. has delegated its voting and dispositive power over its direct and indirect investments (including the shares of common stock to be offered under this prospectus) to Iron Park Capital Partners, LP and GASC APF, L.P. and appointed each of them to jointly act as investment advisers. Each of APSC Holdco II, L.P., Atlantic Park Strategic Capital Parallel Master Fund, L.P., Iron Park Capital Partners, LP and GASC APF, L.P. may be deemed to beneficially own the shares of our common stock beneficially owned by APSC Holdco II, L.P.
9.The business address of Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP and Corre Horizon II Fund, LP (collectively, the “Funds”) is c/o Corre Partners Management, LLC, 12 East 49th Street, 40th Floor, New York, New York 10017. Each of (i) Corre Partners Advisors, LLC, which serves as the general partner of the Funds (the “General Partner”), (ii) Corre Partners Management, LLC, which has been delegated investment authority over the assets of the Funds by the General Partner (the “Investment Adviser”), (iii) Mr. John Barrett, who serves as a managing member of the General Partner and the Investment Adviser, and (iv) Mr. Eric Soderlund, who serves as a managing member of the General Partner and the Investment Adviser, has shared power to vote or direct the vote, and shared power to dispose or direct the disposition of, the shares of common stock beneficially owned or to be owned by the Funds.
10.The number of shares consists of (i) 744,047 shares issued pursuant to that certain Subscription Agreement, dated February 11, 2022 (the “PIPE Shares”), (ii) 255,057 shares of common stock issuable upon exercise of the applicable Corre Warrant and (iii) 209,603 shares of common stock.
11.The number of shares consists of (i) 208,333 PIPE Shares, 116,091 shares of common stock issuable upon exercise of the applicable Corre Warrant and (iii) 41,609 shares of common stock.
12.The number of shares consists of (i) 238,095 PIPE Shares, (ii) 128,850 shares of common stock issuable upon exercise of the applicable Corre Warrant and (iii) 12,857 shares of common stock.

We do not know of any arrangement that may at a subsequent date result in a change of control of the Company.

DELINQUENT SECTION 16(A) REPORTS

Each of our directors and certain officers are required to report to the U.S. Securities and Exchange Commission (the “SEC”), by a specified date, his or her transactions related to our Common Stock. Based solely on a review of the copies of reports furnished to us or written representations that no other reports were required, we believe that all filing requirements applicable to our executive officers, directors and greater-than 10% beneficial owners were met during 2022, with the exception of one late Form 4 filing reporting related to one transaction for each of Messrs. Davis, Horton, Lederman, Tucker and Stenger.
TRANSACTIONS WITH RELATED PERSONS

The Board has adopted a written Related Party Transaction Policy in order to ensure that any related party transactions are properly reviewed, approved by the Audit Committee, and fully disclosed in accordance with the rules and regulations of the SEC and the NYSE. All related party transactions, including transactions between us and any executive officer, director, director nominee or more than 5% shareholder of the Company, or any of their immediate family members, where the amount exceeds $120,000 and in which such related person has a direct or indirect material interest, must be approved by our Audit Committee.

Under the policy, any related party (or if the related party is an immediate family member of an executive officer or director, such executive officer or director) must notify the Company’s Chief Legal Officer in writing of facts and circumstances of any proposed transaction with a related person. Any member of the Audit Committee who has an interest in a transaction under review must abstain from voting on the approval of the transaction. The Audit Committee may approve the related party transaction only if the Audit Committee determines in good faith that the transaction is not inconsistent with the interests of the Company and its shareholders. The Audit Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the related party in connection with the approval of the related party transaction.

Related party transactions must also comply with our existing policies and procedures, including the Code of Business Conduct and Ethics and Corporate Governance Principles.

AUDIT COMMITTEE REPORT
Committee Purpose and Evaluation. The primary purpose of the Audit Committee is to monitor (a) the integrity of the Company’s financial statements; (b) compliance by the Company with legal and regulatory requirements; (c) the registered public accounting firm’s (independent auditor’s) qualifications and independence; (d) the performance of the Company’s independent auditor and internal audit function; and (e) the Company’s systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by the Company. The Audit Committee is solely responsible for the appointment and compensation of Team’s independent registered public accounting firm. The Board has adopted a written charter for the Audit Committee, a copy of which is posted on our website at www.teaminc.com on the “Investors” page under “Corporate Governance.”

2023 Audit Committee Engagement. The Audit Committee discusses the overall scope and plans for their respective audits with our internal auditors and KPMG. The Audit Committee meets regularly with the internal auditors and KPMG, with and without representatives of management, to discuss the results of their examinations, the evaluations of Team’s internal controls and the overall quality of Team’s accounting principles.

Committee Composition. The Audit Committee consists of the three members of our Board identified below. Our Board has determined that each Audit Committee member is independent and satisfies the requirements of financial literacy and other qualifications under applicable law and the regulations of the SEC and NYSE. In addition, our Board has determined that Messrs. Horton and Stenger, as defined by SEC rules, are both audit committee financial experts.

Required Communications with KPMG. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and has discussed KPMG’s independence from Team and its management with KPMG. As stated below in Information on Independent Public Accountants, the Audit Committee annually approves all audit services, permissible non-audit services and related fees conducted by our independent auditor and has concluded that the provision of any services to eh Company by KPMG did not impact KPMG’s independence in the conduct of their auditing functions.

Committee Oversight of Financial Statements. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with senior management and has discussed with KPMG LLP, the independent auditors for Team, the matters required to be discussed with the committee under applicable standards of the SEC and Public Company Accounting Oversight Board (United States), including Auditing Standard No. 1301, “Communications with Audit Committees” and the SEC. In general, these auditing standards require the independent registered public accounting firm to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; the independent registered public accounting firm’s judgment about the quality of our accounting principles; significant audit risks identified and any changes from planned audit strategy; the use of specialist on the audit team; and issues for which the independent registered public accounting firm have consulted outside the engagement team.

Committee Oversight and Assessment of KPMG. In connection with the evaluation, appointment and retention of the independent registered public accounting firm, each year the Audit Committee reviews and evaluates the qualifications, performance and independence of the registered public accounting firm and lead partner, including consideration of input from management. In doing so, the Audit Committee considers various factors including, but not limited to: the quality of services provided; technical expertise and knowledge of the industry and the Company’s business and operations; effective communication; objectivity; independence; cost effectiveness and the potential impact of changing the independent registered public accounting firm. Based on this evaluation, the Audit Committee has tentatively elected to retain KPMG as our independent registered public accounting firm for 2023, subject to the results of the RFP.

In performing all of these functions, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of Team’s management and KPMG which, in its report, expresses an opinion on whether or not Team’s annual financial statements conform, in all material respects, with accounting principles generally accepted in the United States and on the effectiveness of Team’s internal control over financial reporting. In reliance on the opinions and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.

Audit Committee
Edward J. Stenger, Chairman
Anthony R. Horton
Evan S. Lederman

INFORMATION ON INDEPENDENT PUBLIC ACCOUNTANTS
A representative of KPMG is expected to attend the Annual Meeting with the opportunity to make a statement if such representative desires to do so and to respond to appropriate questions presented at the meeting.
Principal Accountant Fees and Services
The following table sets forth the fees billed by KPMG for the years ended December 31, 2022 and 2021:

	2022	2021
Audit Fees	$2,372,500	$2,749,488
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$2,372,500	$2,749,488
The Audit Committee’s charter provides for review and pre-approval by the Audit Committee of all audit services, permissible non-audit services and related fees conducted by our independent auditor. The Audit Committee meets annually to approve audit and tax fees for the ensuing year. The Audit Committee has authorized the Chairman of the Audit Committee to engage KPMG on non-audit matters not exceeding $100,000; provided that KPMG is more efficient or uniquely qualified to perform the work for which it is engaged and that such engagement is reported to the full Audit Committee in a timely manner. All of the fees and services described above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” were approved by the Audit Committee and the Audit Committee concluded that the provision of such services by KPMG did not impact KPMG’s independence in the conduct of their auditing functions.
Under its charter, the Audit Committee has the duty and responsibility for ensuring the rotation of audit partners as required by law as well as periodically evaluating whether to rotate our independent auditors.
ANNUAL REPORT ON FORM 10-K

The Company will send, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2022, including the consolidated financial statements, as filed with the SEC, to any person whose proxy is being solicited, upon written request to Team, Inc., Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478. You also may access this proxy statement and our 2022 Annual Report at www.teaminc.com/proxy2023 and at www.teaminc.com.

DELIVERY OF PROXY MATERIALS TO SHAREHOLDERS SHARING AN ADDRESS

To reduce the expenses of delivering duplicate proxy materials and to help the environment by conserving natural resources, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to shareholders who share an address, unless otherwise requested. If you share an address with another shareholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by contacting us at Team, Inc., Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478 or (281) 331-6154. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

SHAREHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Proxy Statement Proposals-A shareholder who wishes to present a proposal for inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Exchange Act must deliver the proposal to our principal executive offices no later than the close of business on December 7, 2023. Submissions should comply with the requirements of Rule 14a-8. Submissions of shareholder proposals received after that date will be considered untimely for inclusion in the Proxy Statement and form of proxy for our 2024 Annual Meeting. Shareholder proposals submitted other than in accordance with Rule 14a-8 are considered untimely, and management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the 2024 Annual Meeting, without any discussion in the Proxy Statement.

Other Proposals and Nominations-Our Bylaws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which are not included in our proxy statement for that meeting. Our Bylaws require that a shareholder’s proposal, to be considered timely noticed, must be received by the Corporate Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days before the one-year anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. As a result, proposals submitted for our 2024 Annual Meeting in accordance with the provisions of our Bylaws must be received no earlier than December 7, 2023, and no later than the close of business on January 6, 2024, and must otherwise comply with the requirements of our Bylaws.

As set forth in our Bylaws, such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election as a Director, (1) all information as may be required by the Company pursuant to any policy of the Company governing the selection of Directors; and (2) such person’s written consent to being named as a nominee and to serving as a Director if elected; and (3) information as to any material relationships, including financial transactions and compensation, between the shareholder and the proposed nominee(s); and (B) as to any business the shareholder proposes to bring before the meeting, (1) a brief description of such business; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment); (3) the reasons for conducting such business at the meeting; and (4) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal or nomination is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal or nomination is made, (1) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; (2) the class and number of shares of the Company that are owned beneficially and held of record by such shareholder and such beneficial owner; (3) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and (4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee; and/or (y) otherwise to solicit proxies from shareholders in support of such proposal or nomination; and (5) a disclosure of all ownership interests, including derivatives, hedged positions and other economic and voting interests.

These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.

All notices of proposals, whether or not to be included in our proxy materials, should be sent to our principal executive offices at Team, Inc., Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478.

You should rely only on the information contained (or incorporated by reference) in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated April 5, 2023. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement).

Our Annual Report is being mailed together with this Proxy Statement and is available at our website at www.teaminc.com/proxy2023, under the “Investors” page in accordance with the SEC’s “notice and access” regulations. The Annual Report does not constitute any part of the proxy solicitation material.

OTHER BUSINESS

Management does not intend to bring any business before the Annual Meeting other than the matters referred to in the Notice of Annual Meeting of Shareholders and at this date has not been informed of any matters that may be presented at the Annual Meeting by others. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will vote, pursuant to the proxy, in accordance with their best judgment on such matters.
André C. Bouchard
Executive Vice President, Administration, Chief Legal Officer & Secretary
April 5, 2023

Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by Thursday, May 11, 2023 at 1:00am Central Time.
Online Go to www.investorvote.com/TISI or scan the QR code - login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/TISI

Annual Meeting Proxy Card
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 and 4 and 1 YEAR for PROPOSAL 3.

1. Election of two (2) nominees named in the Proxy Statement as Class I directors.
	For	Withhold				For	Withhold
01 - Anthony R. Horton	☐	☐	02 - Evan S. Lederman			☐	☐

			For	Against	Abstain			1 Year	2 Years	3 Years	Abstain
2. Advisory vote on Named Executive Officer compensation			☐	☐	☐	3.Advisory vote on the frequency of holding an advisory Named Executive Officer compensation		☐	☐	☐	☐

4. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023			☐	☐	☐

03SOXC

2023 Annual Meeting of Team, Inc. Shareholders
Thursday, May 11, 2023 at 3:00 p.m. Central Time Offices of TEAM, Inc. located at 13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478

IMPORTANT ANNUAL MEETING INFORMATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MAY 11, 2023 ANNUAL MEETING OF SHAREHOLDERS. THE COMPANY’S PROXY STATEMENT AND FORM 10-K ARE AVAILABLE AT:
www.investorvote.com/TISI

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TISI

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

REVOCABLE PROXY — TEAM, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS - MAY 11, 2023

The undersigned hereby appoints André C. Bouchard and Matthew Acosta and each of them, with full power of substitution and ratification, attorney and proxy of the undersigned to vote all shares of Team, Inc. which the undersigned is entitled to vote at Team, Inc.’s 2023 Annual Meeting of Shareholders which will be held on May 11, 2023 at 3:00 p.m. (Central Time), at Offices of TEAM, Inc. located at 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign your name exactly as it appears on this proxy. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Mark here if you no longer wish to receive paper annual meeting materials and instead view them online.	☐	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

Appendix A

The Company uses supplemental non-GAAP financial measures which are derived from the consolidated financial information including adjusted net income (loss); adjusted net income (loss) per diluted share, earnings before interest and taxes (“EBIT”); adjusted EBIT (defined below); adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) and free cash flow to supplement financial information presented on a GAAP basis.

The Company defines adjusted net income (loss), adjusted net income (loss) per diluted share and adjusted EBIT to exclude the following items: costs associated with the Operating Group Reorganization, non-routine legal costs and settlements, non-routine professional fees restructuring charges, certain severance charges, goodwill impairment charges and certain other items that we believe are not indicative of core operating activities. Consolidated adjusted EBIT, as defined by us, excludes the costs excluded from adjusted net income (loss) as well as income tax expense (benefit), interest charges, foreign currency (gain) loss, and items of other (income) expense. Consolidated adjusted EBITDA further excludes from consolidated adjusted EBIT depreciation, amortization and non-cash share-based compensation costs. Segment adjusted EBIT is equal to segment operating income (loss) excluding costs associated with the Operating Group Reorganization, non-routine legal costs and settlements, non-routine professional fees, restructuring charges, certain severance charges, goodwill impairment charges and certain other items as determined by management. Segment adjusted EBITDA further excludes from segment adjusted EBIT depreciation, amortization, and non-cash share-based compensation costs. Free cash flow is defined as net cash provided by (used in) operating activities minus capital expenditures. Net debt is defined as the sum of the current and long-term portions of debt, including finance lease obligations, less cash and cash equivalents.

Management believes these non-GAAP financial measures are useful to both management and investors in their analysis of our financial position and results of operations. In particular, adjusted net income (loss), adjusted net income (loss) per diluted share, consolidated adjusted EBIT, and consolidated adjusted EBITDA are meaningful measures of performance which are commonly used by industry analysts, investors, lenders and rating agencies to analyze operating performance in our industry, perform analytical comparisons, benchmark performance between periods, and measure our performance against externally communicated targets. Our segment adjusted EBIT and segment adjusted EBITDA is also used as a basis for the chief operating decision maker to evaluate the performance of our reportable segments. Free cash flow is used by our management and investors to analyze our ability to service and repay debt and return value directly to stakeholders.

Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures and should be read only in conjunction with financial information presented on a GAAP basis. Further, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies who may calculate non-GAAP financial measures differently, limiting the usefulness of those measures for comparative purposes. The liquidity measure of free cash flow does not represent a precise calculation of residual cash flow available for discretionary expenditures. Reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure are presented below.
A-1

TEAM, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)

	Twelve Months Ended December 31,
	2022	2021
	(unaudited)	(unaudited)
Adjusted EBITDA (Non-GAAP)[1]	$16,664	$(6,256)
Less: Depreciation and amortization	36,453	38,902
Less: Non-cash share-based compensation costs	247	7,013
Adjusted EBIT (Non-GAAP)	(20,036)	(52,171)
Less: Professional fees and other[2]	13,915	8,882
Less: Legal costs[3]	2,571	7,243
Less: Goodwill impairment charge	—	55,837
Less: Restructuring and other related charges, net[4]	3,280	2,749
Operating loss (GAAP)	(39,802)	(126,882)
Less: Interest expense, net	85,052	46,079
Less: Loss on debt extinguishment	30,083	—
Less: Loss on warrants	—	59
Less: Natural disaster insurance recovery	(1,196)	—
Less: Other (income) expense, net	(6,960)	3,052
Less: Provision (benefit) for income taxes	3,306	8,773
Less: Net income (loss) from discontinued operations, net of income tax	(220,166)	1,174
Net income (loss) (GAAP)	$70,079	$(186,019)

Cash (used in) provided by operating activities (GAAP)	$(51,725)	$(41,674)
Capital expenditures	(20,544)	(14,105)
Free cash flow (Non-GAAP)	$(72,269)	$(55,779)
___________________________________
1    For the twelve months ended December 31, 2022, adjusted EBITDA from continued operations was $16,664 and adjusted EBITDA from discontinued operations was $25,709. Total of both continued and discontinued operations adjusted EBITDA for the twelve months ended December 31, 2022 was $42,373. The table below shows reconciliation of adjusted EBITDA (non-GAAP) to net income (loss) from discontinued operations for the twelve months ended December 31, 2022 and 2021.

	December 31,
	2022	2021
Adjusted EBITDA from discontinued operations	$25,709	$12,668
Less: Depreciation and amortization	1,141	2,616
Less: Restructuring and other related charges, net[4]	16	408
Less: Goodwill impairment charge	—	8,795
Less: Interest expense, net	108	230
Less: Other (income) expense, net	4,798	(643)
Less: Gain on sale of Quest Transaction	(203,351)	—
Less: Provision (benefit) for income taxes	2,831	2,436
Net income (loss) from discontinued operations (GAAP)	$220,166	$(1,174)
2    The twelve months ended December 31, 2022, includes $10.2 million related to costs associated with debt financing, $1.0 million of corporate support costs and other project costs. The twelve months ended December 31, 2021, includes $1.9 million, of costs associated with the Operating Group Reorganization (exclusive of restructuring costs). Additionally, for the twelve months ended December 31, 2021, $3.9 million was related to costs associated with debt financing and $2.8 million of corporate support costs.
3    Primarily relates to accrued legal matters, adjustments to legal reserves and other legal fees related to debt restructuring and other non-routine matters.
4    2022 severance charges represent costs associated with executive departures and our ongoing cost reduction efforts across multiple segments. 2021 severance charges represent costs associated with the Operating Group Reorganization and other continuing restructuring measures.

A-2